EXHIBIT 2.1
                                                                     -----------


                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                  BY AND AMONG


                           EXCEL SWITCHING CORPORATION


                           RACEPOINT ACQUISITION CORP.


                                  RASCOM, INC.

                                       AND

             THOSE SHAREHOLDERS LISTED ON THE SIGNATURE PAGE HERETO

                           Dated as of APRIL 15, 1999








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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION
                                TABLE OF CONTENTS
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                                                                                                               Page
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ARTICLE I.........................................................................................................1

   SECTION 1.1  THE MERGER........................................................................................1
   SECTION 1.2  EFFECTIVE TIME....................................................................................1
   SECTION 1.3  EFFECTS OF THE MERGER.............................................................................1
   SECTION 1.4  DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION...............................................1
   SECTION 1.5  WRITTEN CONSENT OF THE SHAREHOLDERS OF THE COMPANY................................................2
   SECTION 1.6  CLOSING; CONSUMMATION OF THE MERGER...............................................................2
   SECTION 1.7  TERMINATION OF COMPANY STOCKHOLDERS AGREEMENT.....................................................2

ARTICLE II........................................................................................................3

   SECTION 2.1  CONVERSION OF COMPANY SHARES......................................................................3
   SECTION 2.2  DELIVERY OF MERGER CONSIDERATION..................................................................5
   SECTION 2.3  DISSENTING COMPANY SHARES.........................................................................6
   SECTION 2.4  NO FRACTIONAL SHARES..............................................................................7
   SECTION 2.5  ADJUSTMENTS.......................................................................................7
   SECTION 2.6  STOCK OPTIONS.....................................................................................7

ARTICLE III.......................................................................................................8

   SECTION 3.1  ORGANIZATION AND QUALIFICATION....................................................................8
   SECTION 3.2  CAPITALIZATION....................................................................................8
   SECTION 3.3  AUTHORITY RELATIVE TO THIS AGREEMENT..............................................................8
   SECTION 3.4  NON-CONTRAVENTION.................................................................................9
   SECTION 3.5  REPORTS AND FINANCIAL STATEMENTS..................................................................9
   SECTION 3.6  VALIDITY OF PARENT COMMON STOCK..................................................................10
   SECTION 3.7  CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES...............................................10
   SECTION 3.8  LITIGATION.......................................................................................10
   SECTION 3.9  UNDISCLOSED LIABILITIES..........................................................................10
   SECTION 3.10  INTELLECTUAL PROPERTY...........................................................................10

ARTICLE IV.......................................................................................................11

   SECTION 4.1  ORGANIZATION AND QUALIFICATION...................................................................11
   SECTION 4.2  CAPITALIZATION...................................................................................11
   SECTION 4.3  SUBSIDIARIES.....................................................................................12
   SECTION 4.4  AUTHORITY RELATIVE TO THIS AGREEMENT.............................................................13
   SECTION 4.5  NON-CONTRAVENTION................................................................................13
   SECTION 4.6  REQUIRED AND OTHER CONSENTS......................................................................14
   SECTION 4.7  FINANCIAL STATEMENTS AND REPORTS.................................................................14
   SECTION 4.8  TITLE TO PROPERTIES AND ASSETS...................................................................15
   SECTION 4.9  ABSENCE OF CERTAIN CHANGES OR EVENTS.............................................................15
   SECTION 4.10  DISCLOSURE OF LIABILITIES.......................................................................17
   SECTION 4.11  ACCOUNTS, NOTES AND RECEIVABLES.................................................................17
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   SECTION 4.12  LITIGATION......................................................................................18
   SECTION 4.13  AGREEMENTS......................................................................................18
   SECTION 4.14  LICENSES AND PERMITS............................................................................19
   SECTION 4.15  INTELLECTUAL PROPERTY...........................................................................20
   SECTION 4.16  EMPLOYEES.......................................................................................22
   SECTION 4.17  ENFORCEABILITY OF CONTRACTS, ETC................................................................23
   SECTION 4.18 TAXES............................................................................................24
   SECTION 4.19  INSURANCE.......................................................................................26
   SECTION 4.20  BOOKS AND RECORDS...............................................................................26
   SECTION 4.21  COMPLIANCE WITH GOVERNMENTAL REGULATIONS........................................................26
   SECTION 4.22  ENVIRONMENTAL COMPLIANCE........................................................................27
   SECTION 4.23  FIRE, FLOOD, ACCIDENT, ETC......................................................................27
   SECTION 4.24  REAL ESTATE.....................................................................................27
   SECTION 4.25  BANK ACCOUNTS...................................................................................27
   SECTION 4.26  EMPLOYEE BENEFIT PLANS..........................................................................28
   SECTION 4.27  CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES..............................................28
   SECTION 4.28  CONFLICTS OF INTEREST...........................................................................28
   SECTION 4.29  ACCURACY OF REPRESENTATIONS.....................................................................28
   SECTION 4.30  INFORMATION STATEMENT...........................................................................29

ARTICLE IV-A.....................................................................................................29

ARTICLE V........................................................................................................30

   SECTION 5.1  CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER............................................30
   SECTION 5.2  ACCESS AND INFORMATION; CONFIDENTIALITY..........................................................32
   SECTION 5.3  REASONABLE EFFORTS...............................................................................33
   SECTION 5.4  NO SOLICITATION..................................................................................33
   SECTION 5.5  PUBLIC ANNOUNCEMENTS.............................................................................33
   SECTION 5.6  INSURANCE........................................................................................34
   SECTION 5.7  POOLING..........................................................................................34
   SECTION 5.8  SHAREHOLDER APPROVAL.............................................................................34
   SECTION 5.9  RESALE REGISTRATION STATEMENTS...................................................................34
   SECTION 5.10  REQUIRED NOTIFICATION...........................................................................34

ARTICLE VI.......................................................................................................35

   SECTION 6.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.......................................35
   SECTION 6.2  CONDITIONS TO OBLIGATION OF THE COMPANY AND THE COMPANY SHAREHOLDERS TO EFFECT THE MERGER........35
   SECTION 6.3  CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB TO EFFECT THE MERGER..........................37

ARTICLE VII......................................................................................................39

   SECTION 7.1  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS............................................39

ARTICLE VIII.....................................................................................................40

   SECTION 8.1  TERMINATION......................................................................................40
   SECTION 8.2  EFFECT OF TERMINATION............................................................................41
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   SECTION 8.3  AMENDMENT........................................................................................41
   SECTION 8.4  WAIVER...........................................................................................41

ARTICLE IX.......................................................................................................41

   SECTION 9.1  BROKERS..........................................................................................41
   SECTION 9.2  NOTICES..........................................................................................42
   SECTION 9.3  SUBSIDIARIES.....................................................................................42
   SECTION 9.4  HEADINGS.........................................................................................43
   SECTION 9.5  ENTIRE AGREEMENT; ASSIGNMENT.....................................................................43
   SECTION 9.6  PARTIES IN INTEREST..............................................................................43
   SECTION 9.7  VALIDITY.........................................................................................43
   SECTION 9.8  COUNTERPARTS.....................................................................................43
   SECTION 9.9  EXPENSES.........................................................................................43
   SECTION 9.10 GOVERNING LAW....................................................................................44

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SIGNATURES

EXHIBITS

EXHIBIT A   Certificate of Merger

EXHIBIT B   Form of Escrow Agreement

EXHIBIT C   Form of Opinion to be Issued by Testa, Hurwitz & Thibeault, LLP

EXHIBIT D   Form of Registration Rights Agreement

EXHIBIT E   Form of Opinion to be Issued by Foley, Hoag & Eliot LLP

EXHIBIT F   Form of Employee Non Disclosure, Invention & Covenant Not to
            Compete Agreement

EXHIBIT G   Form of Representation by President or Chief Financial Officer

                                     -iii-
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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         Agreement and Plan of Merger and Reorganization, dated as of April 15, 1999, by and among Excel Switching Corporation, a Massachusetts corporation ("PARENT"), Racepoint Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), RAScom, Inc., a Delaware corporation (the "COMPANY"), those certain shareholders of the Company set forth on the signature pages hereto, and Mark B. Galvin (the "INDEMNIFICATION REPRESENTATIVE").

                                    ARTICLE I

                                   THE MERGER

         SECTION 1.1 THE MERGER. Subject to the terms and conditions hereof, and in accordance with the Delaware General Corporation Law (the "DCL"), Merger Sub will be merged with and into the Company (the "MERGER"), as soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI hereof. Following the Merger, the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") under the laws of the State of Delaware and the separate corporate existence of Merger Sub shall cease.

         SECTION 1.2 EFFECTIVE TIME. The Merger shall become effective upon the filing of a duly executed Certificate of Merger substantially in the form of Exhibit A hereto (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware (the date and time of such filing being hereinafter referred to as the "EFFECTIVE TIME").

         SECTION 1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 259 of the DCL. As of the Effective Time, the Company shall be a wholly-owned subsidiary of Parent. The Merger is intended to be a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

         SECTION 1.4 CERTIFICATE OF INCORPORATION; BY-LAWS; DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The Certificate of Incorporation of the Surviving Corporation (other than Article First thereof) shall, from and after the Effective Time, be as set forth in the Certificate of Incorporation of Company as in effect immediately prior to the Effective Time until changed as permitted by law or by such Certificate of Incorporation. The By-laws of the Surviving Corporation shall, from and after the Effective Time, be the by-laws of the Merger Sub as in effect immediately prior to the Effective Time until changed as permitted by law, by the Certificate of Incorporation of the Surviving Corporation or by such By-laws. At the Effective Time, each director of the Company shall cease to hold such office, and the directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, each of whom shall hold such office until the next annual meeting of shareholders of the Surviving Corporation and until his or her successor shall have been elected or appointed and qualified to serve, or otherwise as provided in the Certificate of Incorporation or By-laws of the Surviving Corporation. At the Effective Time, the officers of Merger Sub immediately prior to


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the Effective Time shall be the officers of the Surviving Corporation, in the same capacity or capacities, to serve until his or her successor shall have been duly elected and qualified to serve.

         SECTION 1.5 WRITTEN CONSENT OF THE SHAREHOLDERS OF THE COMPANY. The Company will take all action necessary in accordance with applicable law and its Restated Certificate of Incorporation and By-laws to solicit from each holder of capital stock of the Company outstanding on the date of this Agreement the approval of this Agreement, the Merger and all the transactions contemplated hereby, by the shareholders of the Company, by means of a Written Consent of Shareholders (the "COMPANY'S SHAREHOLDERS' CONSENT"). The record date set for such solicitation shall be the date of this Agreement. The Company shall use its best efforts to obtain such shareholder approval. The Company represents and warrants that its Board of Directors, at a meeting duly called and held, has (i) approved the Merger and this Agreement and declared its advisability and (ii) resolved to recommend to the shareholders of the Company that they adopt this Agreement, the Merger and all the transactions contemplated hereby.

         SECTION 1.6 CLOSING; CONSUMMATION OF THE MERGER. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place:
(a) at the offices of Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts 02110, on or before May 15, 1999, or (b) at such other date and place as Parent and the Company may agree. The date of the Closing, determined pursuant to this Section 1.6, is hereinafter referred to as the "CLOSING DATE." If all conditions set forth in Article VI hereof are determined to be satisfied (or duly waived) at the Closing, as soon as practicable the parties hereto will cause the Merger to be consummated by the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, in such form as required by and executed in accordance with the requirements of the DCL, and the Closing shall be consummated.

         SECTION 1.7 TERMINATION OF COMPANY STOCKHOLDERS AGREEMENT. The shareholders of the Company executing this Agreement are parties to that certain Amended and Restated Stockholders Agreement dated as of August 22, 1997 by and among the Company and certain of its stockholders (the "Company Stockholders Agreement"). By execution and delivery of this Agreement, such shareholders constituting a sufficient percentage of the shares held by all of the parties to the Company Stockholders Agreement as well as each other person required to take such action, agree that, as of the Effective Time, the Company Stockholders Agreement shall be terminated in accordance with Section 12 thereof and shall be of no further force and effect.


                                   ARTICLE II

           CONVERSION OF SHARES; EXCHANGE OF SHARES; DISSENTING SHARES

         SECTION 2.1  CONVERSION OF COMPANY SHARES.

                  (a) Subject, without limitation, to the provisions of Section
2.2 hereof, at the Effective Time, (i) all of the shares of common stock, $.001 par value per

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share, of the Company (the "COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time and each share of Series A Convertible Redeemable Preferred Stock, $0.001 par value per share (including Series A-1 Preferred Stock and Series A-2 Preferred Stock), Series B Convertible Redeemable Preferred Stock, $0.001 par value per share (including Series B-1 Preferred Stock) and Series C Convertible Redeemable Preferred Stock, $0.001 par value per share (collectively, the "PREFERRED STOCK") issued and outstanding immediately prior to the Effective Time, (together, the "COMPANY SHARES") (excluding any Company Shares held by Parent or Merger Sub or any other subsidiary of Parent or by the Company, which shares shall be canceled in the Merger, and Dissenting Company Shares (as defined in Section 2.3 hereof)) shall automatically, by virtue of the Merger and without any action on the part of the holder thereof, be converted into shares of common stock, $.01 par value per share, of Parent (the "PARENT COMMON STOCK") in accordance with Sections 2.1(c) and (d) (rounded down to the nearest whole share), and cash (rounded to the nearest whole cent) in lieu of fractional shares, if any, pursuant to Section 2.4 below, and (ii) all Outstanding Options (as defined in Section 2.6 hereof) shall be assumed by Parent and shall automatically, by virtue of the Merger and without any action on the part of the holder thereof, be converted into options to purchase shares of Parent Common Stock in accordance with Section 2.6 (such Parent Common Stock and cash being referred to herein as the "MERGER CONSIDERATION").

                  (b) The number of shares of Parent Common Stock to be issued in exchange for the acquisition of all Company Shares and Outstanding Options (as defined in Section 2.6 hereof) shall be One Million One Hundred Thousand (1,100,000) shares, provided that such number shall be adjusted to the extent required by Section 2.5 herein. Such number of shares is herein referred to as the "CONSIDERATION SHARES". The Consideration Shares shall be delivered in exchange for all outstanding shares of capital stock of the Company of any kind, class or series, and all securities convertible or exchangeable for any class or series of capital stock, including all options, warrants, convertible securities, purchase rights or commitments, accrued, declared or cumulative dividends, and whether such rights or securities are vested or unvested, exercisable or unexercisable, accrued or contingent. Parent shall not be obligated to deliver any Parent Common Stock in excess of the Consideration Shares.

                  (c) Allocation of the Consideration Shares shall be as set forth in the Parent Disclosure Schedule, which amounts were determined according to the following formulae: The number of shares of Parent Common Stock to be issued in exchange for the acquisition of all the shares of each series of Preferred Stock shall be equal to (i) the aggregate Liquidation Amount payable in respect of such series of Preferred Stock as of the Effective Time, determined in accordance with Section (A)(4)(a) of Article Fourth of the Restated Certificate of Incorporation of the Company, divided by (ii) $25.64375, which represents the ten (10) trading day average of the closing sale price per share of the Parent Common Stock on the Nasdaq National Market from March 15, 1999 through March 26, 1999, which has been determined by the Board of Directors of the Company to be the fair market value of the Parent Common Stock for purposes of Section (A)(4)(c) of such Restated Certificate of Incorporation. The aggregate number of shares of Parent Common Stock to be issued in exchange for all the Preferred Stock may hereinafter be referred to as the "Preferred Consideration Shares" and the total number of Consideration Shares less the number of Preferred Consideration Shares may hereinafter be referred to as the "Common Consideration Shares." Subject to Section 2.4 below, each holder of shares of a series of Preferred Stock shall be entitled to receive that number of shares of Parent Common Stock equal to the product of the number of shares of such series of Preferred Stock

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held by such holder multiplied by the quotient of (x) the aggregate number of
Preferred Consideration Shares issuable in respect of such series divided by (y) the aggregate number of shares of such series issued and outstanding at the Effective Time.

                  (d) The ratio at which each share of Company Common Stock and each Outstanding Option will be converted into shares of Parent Common Stock at the Effective Time is herein called the "CONVERSION RATIO" and shall be calculated as set forth in this Section 2.1(d). Subject to Section 2.4, at the Effective Time, each share of Company Common Stock and each Outstanding Option shall be converted into the right to receive that number (which may be a fraction) of shares of Parent Common Stock that equals the quotient (rounded to the fifth decimal place) obtained by dividing the Common Consideration Shares (as may be adjusted pursuant to Section 2.5) by the sum of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time and the number of shares of Company Common Stock issuable upon exercise in full of all Outstanding Options. Each holder of Company Common Stock (each, a "COMPANY COMMON SHAREHOLDER") shall be entitled to receive that aggregate number of shares of Parent Common Stock equal to the Conversion Ratio multiplied by the number of shares of Company Common Stock held by such holder immediately prior to the Effective Time, subject to Section 2.4 herein.

                  (e) As of the Effective Time, all Company Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Company Shares (each a "Company Shareholder") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in respect thereof. Each holder of Outstanding Options shall be entitled to receive an option to purchase shares of Parent Common Stock as determined pursuant to
Section 2.6 hereof.

                  (f) At the Effective Time, each Company Share held by the Company shall automatically, by virtue of the Merger, be retired and returned to the status of authorized and unissued shares of capital stock of the Company without payment of any consideration therefor and without any conversion thereof.

                  (g) At the Effective Time, each Company Share held by Parent or Merger Sub or any other subsidiary of Parent shall automatically, by virtue of the Merger, be canceled without payment of any consideration therefor and without any conversion thereof.

                  (h) At the Effective Time, each share of common stock, $.01 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder hereof, be converted into one share of common stock, $.01 par value per share, of the Surviving Corporation.

         SECTION 2.2  DELIVERY OF MERGER CONSIDERATION.

                  (a) Promptly after the Effective Time, Parent, on behalf of the Surviving Corporation, shall deliver certificates to State Street Bank and Trust Company (the "INDEMNIFICATION ESCROW AGENT") and the holders of Company Shares representing the shares

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of Parent Common Stock and the cash (in immediately available funds) to which holders of Company Shares shall be entitled pursuant to Sections 2.1 and 2.4 hereof.

                  (b) At the Closing or as soon as practicable thereafter, each holder of record (other than Parent or Merger Sub or any other subsidiary of Parent) of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding Company Shares (individually a "CERTIFICATE" and collectively the "CERTIFICATES") shall deliver to the Exchange Agent (as defined below) such shareholder's Certificates. The holder of such Certificate(s) shall be entitled to receive in exchange therefor a certificate representing all of the shares of Parent Common Stock (excluding those shares being placed in escrow as described below) and all the cash, if any, that such holder is entitled to receive pursuant to Sections 2.1 and 2.4 hereof. State Street Bank and Trust Company shall act as the agent for the Company Shareholders for purposes of mailing and receiving transmittal letters and distributing the Merger Consideration to the Company Shareholders (the "EXCHANGE AGENT"). Of the shares otherwise issuable to the Company Shareholders, an aggregate number of shares equal to 10% of the Parent Common Stock to be issued in exchange for the acquisition of all Company Shares (the "INDEMNIFICATION ESCROW SHARES") rounded up to the nearest whole share shall be deposited by the Parent with the Indemnification Escrow Agent in accordance with the terms and provisions of the Escrow Agreement to be executed as of the Closing between the Parent, Merger Sub, the Company, the Indemnification Representatives and the Indemnification Escrow Agent (the "ESCROW AGREEMENT"). The delivery of the Indemnification Escrow Shares by Parent to the Indemnification Escrow Agent shall be made on behalf of the Company Shareholders in accordance with the provisions hereof, with the same force and effect as if such shares had been delivered by Parent directly to such holders and subsequently delivered by such holders to the Indemnification Escrow Agent. The shares so deposited shall be evidenced by a separate certificate in the name of the Escrow Agent on behalf of the Company Shareholders and shall be subject to the restrictions on transfer and assignment provided in the Escrow Agreement.

         Mark B. Galvin has been selected as the initial representative of the Company Shareholders (the "INDEMNIFICATION REPRESENTATIVE") and, in the event of his inability or unwillingness prior to the execution of the Escrow Agreement to act as Indemnification Representative, a substitute Indemnification Representative will be selected by the holders of a majority of the Company Shares. In the event of the inability or unwillingness of the then current Indemnification Representative to act as Indemnification Representative after the Closing, a substitute Indemnification Representative will be selected by the holders of a majority of the shares of Parent Common Stock issued as Merger Consideration. Such Indemnification Representative is authorized by this Agreement, as a specific term of the Merger provided for herein, to act as Indemnification Representative of the Company Shareholders in accordance with the provisions hereof, with the powers and authority provided for in the Escrow Agreement. The written consent to the Merger by a Company Shareholder and adoption and approval of this Agreement and receipt of any Merger Consideration by any Company Shareholder shall also constitute approval by such Company Shareholder of the terms and provisions of the Escrow Agreement, including the indemnification provided for therein, their confirmation of the appointment of State Street Bank and Trust to act as Indemnification Escrow Agent, and their approval of the terms and provisions therein relating to the Indemnification Representative,

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including the provisions relating to the appointment of replacements, and their confirmation of the appointment of Mr. Galvin to act as the initial Indemnification Representative.

                  (c) If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that such transfer be in compliance with any applicable state and federal securities laws and that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

                  (d) Until surrendered, each Certificate shall, after the Effective Time, represent only the right to receive shares of Parent Common Stock and the right to receive cash into which the Company Shares formerly represented thereby shall have been converted pursuant to Section 2.1 hereof. Any dividends or other distribution declared after the Effective Time with respect to Parent Common Stock shall be paid to the holder of any Certificate when the holder thereof surrenders such Certificate. At and after the Effective Time, the holders of Certificates shall cease to have any rights as shareholders of the Company, except for the right to surrender certificates pursuant to
Section 2.2(b). After the Closing there shall be no transfers on the stock transfer books of the Company (the stock transfer books of which shall be closed).

         SECTION 2.3 DISSENTING COMPANY SHARES. Company Shares for which the Company's Shareholders' Consent has not been executed and delivered and with respect to which a demand for payment and appraisal shall have been properly made in accordance with the DCL ("DISSENTING COMPANY SHARES") shall not be converted into the right to receive the Merger Consideration at or after the Effective Time unless and until the holder of such Company Shares withdraws his or her demand or becomes ineligible pursuant to the provisions of the DCL for such payment and appraisal. If a holder of Dissenting Company Shares shall withdraw his or her demand for such payment and appraisal or shall become ineligible for such payment and appraisal, then, as of the Effective Time or the occurrence of such event of withdrawal or ineligibility, whichever last occurs, such holder's Dissenting Company Shares shall cease to be Dissenting Company Shares and shall be converted into the right to receive, and shall be exchangeable for, the Merger Consideration into which such Dissenting Company Shares would have been converted pursuant to Section 2.1 hereof.

         SECTION 2.4 NO FRACTIONAL SHARES. No certificates or scrip for fractional shares of Parent Common Stock will be issued, no Parent stock split or dividend shall be paid in respect of any fractional share interest, and no such fractional shares interest shall entitle the owner thereof to vote or to any rights of or as a stockholder of Parent. In lieu of such fractional shares, any holder of Company Shares who would otherwise be entitled to a fraction of a share of Parent Common Stock at the Effective Time (after aggregating all fractional shares of Parent Common Stock to be received by such holder) will be paid the cash value of such fraction (rounded down to the nearest cent), which shall be equal to the fraction multiplied by $25.64375, which

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represents the ten (10) trading day average of the closing sale price per share of the Parent Common Stock on the Nasdaq National Market from March 15, 1999 through March 26, 1999.

         SECTION 2.5 ADJUSTMENTS. If, between the date hereof and the Effective Time, the outstanding shares of Parent Common Stock shall be changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, the number of shares of Parent Common Stock to be issued and delivered in the Merger for each outstanding Company Share as provided in this Agreement shall be correspondingly adjusted.

         SECTION 2.6 STOCK OPTIONS. At or prior to the Effective Time, Parent and the Company shall take all action necessary to cause the assumption by Parent as of the Effective Time of the options to purchase Common Stock of the Company outstanding as of the Effective Time (the "OUTSTANDING OPTIONS"). Each of the Outstanding Options shall be converted without any action on the part of the holder thereof into an option to purchase shares of Parent Common Stock as of the Effective Time. The number of shares of Parent Common Stock that the holder of an assumed Outstanding Option shall be entitled to receive upon the exercise of such option shall be a number of shares (rounded down to the nearest whole number) determined by multiplying the number of shares of Common Stock of the Company subject to such option, determined immediately before the Effective Time, by the Conversion Ratio. The option price of each share of Parent Common Stock subject to an assumed Outstanding Option shall be the amount (rounded up to the nearest whole cent) obtained by dividing the exercise price per share of Common Stock of the Company at which such option is exercisable immediately before the Effective Time by the Conversion Ratio applicable to the Company Shares. The assumption and substitution of Outstanding Options as provided herein shall not give the holders of such options additional benefits which they did not have immediately prior to the Effective Time or relieve the holders of any obligations or restrictions applicable to their options or the shares obtainable upon exercise of the options. Parent shall (i) reserve out of its authorized but unissued shares of Common Stock sufficient shares to provide for the exercise of the Outstanding Options and (ii) use all commercially reasonable efforts to register under the Securities Act, as promptly as practicable after the Effective Time and in no event later than ten (10) business days after the Effective Time, those shares of Parent Common Stock to be issued upon the exercise of the Outstanding Options for a period up to and ending on the first date by which all Outstanding Options have been exercised, which registration shall initially be effective under a registration statement on Form S-8 or such other form as may be permitted under the Securities Act.


                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Except as set forth in the disclosure schedule of Parent dated as of the date hereof and delivered herewith to the Company (the "PARENT DISCLOSURE SCHEDULE") (it being agreed that with respect to any matter that is clearly disclosed in any Section of the Parent Disclosure Schedule in such a way as to make its relevance to the information called for by another Section readily apparent, such matter shall be deemed to have been included in the Parent Disclosure Schedule in response to such other Section, notwithstanding the omission of any appropriate cross-reference thereto) Parent and Merger Sub represent and warrant to the Company and to each Company Shareholder as follows:

         SECTION 3.1 ORGANIZATION AND QUALIFICATION. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power to carry on its business as it is now being conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have, individually or in the aggregate, a material adverse effect on the business, assets, condition (financial or otherwise) or result of operations of Parent and its subsidiaries taken as a whole.

         SECTION 3.2 CAPITALIZATION. The authorized capital stock of Parent consists of 10,000,000 shares of preferred stock, $.01 par value per share, of which no shares are issued or outstanding or held in Parent's treasury, and 100,000,000 shares of Parent Common Stock, of which, as of March 22, 1999, (a) 34,465,955 shares were validly issued and outstanding, fully paid and nonassessable and (b) 12,602,175 shares were reserved for issuance pursuant to options granted under the Parent's stock option and stock purchase plans for its employees, consultants and directors. Except as set forth above, there are no options, warrants, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any shares of Parent Common Stock.

         SECTION 3.3 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Merger Sub has the requisite corporate power and authority to enter into this Agreement, the Escrow Agreement and the Registration Rights Agreement (as defined in Section 6.2(d)) and to carry out its obligations hereunder. The execution and delivery of this Agreement, the Escrow Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the respective Boards of Directors of Parent and Merger Sub and the sole shareholder of Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement, the Escrow Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby. This Agreement, the Escrow Agreement and the Registration Rights Agreement have been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming this Agreement, the Escrow Agreement and the Registration Rights Agreement constitute valid and binding obligations of each Party hereto and thereto other than Parent and Merger Sub, this Agreement, the Escrow Agreement and the Registration Rights Agreement each constitutes a valid and binding agreement of each of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with their respective terms, except as the enforceability hereof or thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement or similar laws affecting the rights of creditors generally, judicial limitations upon the specific performance of certain types of obligations and public policy.

         SECTION 3.4 NON-CONTRAVENTION. Neither Parent nor Merger Sub is subject to or obligated under any charter, by-law or contract provision or any license, franchise or permit, or any order, writ, injunction, decree, statute, rule or regulation which would be breached or violated or in respect of which a right of acceleration would be created by its executing and carrying out this Agreement, other than any such breach, violation or right which would not have, individually or in the aggregate, a material adverse effect on the business, assets, condition (financial or otherwise) or result of operations of Parent and its subsidiaries taken as a whole, or the transactions contemplated by this Agreement.

         SECTION 3.5 REPORTS AND FINANCIAL STATEMENTS. Parent has previously furnished to the Company true and correct copies of its (i) Annual Report on Form 10-K for the period ended December 31, 1998, as amended, (ii) its Quarterly Reports on Form 10-Q for the periods ended March 28, 1998, June 27, 1998 and September 26, 1998, (iii) its Current Report on Form 8-K filed as of December 14, 1998, (iv) its definitive Proxy Statement dated April 9, 1999, (v) its Annual Report to Stockholders for the fiscal year ended December 31, 1998, (vi) all other reports or registration statements filed by it with the Securities and Exchange Commission (the "COMMISSION") under the Exchange Act since December 31, 1998 and (vi) Parent hereby agrees to furnish to the Company true and correct copies of all reports or registration statements filed by it with the Commission after the date hereof prior to the Closing all in the form so filed (collectively, the "REPORTS"). As of their respective dates, the Reports complied or will comply in all material respects with the then applicable published rules and regulations of the Commission with respect thereto at the date of their issuance and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements and unaudited interim financial statements included in Parent's Reports has been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly presents the financial position of the Parent as at its date, subject to normal year-end adjustments and any other adjustments described therein, which adjustments are not expected to be material in amount or effect.

         SECTION 3.6 VALIDITY OF PARENT COMMON STOCK. The shares of Parent Common Stock to be issued in the Merger will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

         SECTION 3.7 CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES. Except for (a) the requirements of state securities (or "BLUE SKY") laws, (b) the filing and recording of appropriate documents as provided by the laws of the State of Delaware, (c) the filing of appropriate documents with the Nasdaq National Market and (d) the filing of a Form D with the Commission, if applicable, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

         SECTION 3.8 LITIGATION. Except as set forth on the Parent Disclosure Schedule or in the Reports, there is no action, suit, claim, investigation or proceeding pending against or threatened against the Parent or Merger Sub or their properties and assets before any court or arbitrator or any governmental body, agency, official or authority.

         SECTION 3.9 UNDISCLOSED LIABILITIES. Except as disclosed in the Reports or in the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be recognized or disclosed on a consolidated balance sheet of Parent and its subsidiaries or in the notes thereto, except (i) liabilities reflected in the consolidated balance sheet of the Parent as of September 26, 1998 and (ii) liabilities incurred since September 26, 1998, in the ordinary course of business and consistent with past practice, none of which individually, or in the aggregate has resulted in, is causing or will cause a material adverse effect on the business, assets, condition (financial or otherwise) of Parent.

         SECTION 3.10 INTELLECTUAL PROPERTY. The "PARENT INTELLECTUAL PROPERTY" consists of all material trade secrets, copyrights, patents, trademarks, service marks, trade dress, all registrations and applications with respect thereto and all material licenses or rights under the same, that are owned or used by Parent. Except as set forth in the Parent Disclosure Schedule, (a) no claim has been asserted or, to the knowledge of Parent, threatened by any person against Parent with respect to the ownership or use of any Parent Intellectual Property by Parent (including infringement claims) nor has Parent asserted any similar claim against any person and, to the knowledge of Parent, there exists no set of circumstances which would likely give rise to any such claim; and (b) Parent is not in breach or violation of any agreement under which it holds or uses any Parent Intellectual Property which breach or material violation would have a material adverse effect on the business, prospects, results of operations or financial condition of Parent and (c) Parent owns or has the right to use all Parent Intellectual Property that is necessary for the conduct of Parent's business as presently conducted.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


         Except as set forth in the disclosure schedule of the Company dated as of the date hereof and delivered herewith to Parent (the "COMPANY DISCLOSURE SCHEDULE") (it being agreed that with respect to any matter that is clearly disclosed in any Section of the Company Disclosure Schedule in such a way as to make its relevance to the information called for by another Section readily apparent, such matter shall be deemed to have been included in the Company Disclosure Schedule in response to such other Section, notwithstanding the omission of any appropriate cross-reference thereto and that any reference to the Company in this Article IV shall also include any and all subsidiaries), the Company represent and warrant to Parent and Merger Sub as follows:

         SECTION 4.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and all material governmental licenses, authorizations, consents and approvals required for the ownership and operation of its properties and the carrying on of its business as it is now being conducted and as it is now proposed to be conducted through the Closing. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in the jurisdictions identified in Section 4.1 of the Company Disclosure Schedule, which are all the jurisdictions in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not, individually or in the aggregate, have a material adverse effect on the business, assets, condition (financial or otherwise) or result of operations of the Company.

         SECTION 4.2  CAPITALIZATION.

                  (a) The authorized capital stock of the Company consists 20,000,000 shares of common stock of the Company and 10,696,402 shares of preferred stock of the Company.

                  (b) The issued and outstanding capital stock of the Company, which are and as of the Closing will be held of record and beneficially by the shareholders of the Company, is as set forth on the Company Disclosure Schedule. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered, issued, sold and delivered by the Company in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws. Except as set forth on the Company Disclosure Schedule, there are no options, warrants, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any shares of common stock of the Company. Except as set forth in the Company Disclosure Schedule, there are, to the Company's knowledge, no options, warrants, conversion privileges or preemptive or other rights or agreements as to which the Company is not a party involving the purchase or other acquisition of any capital stock in the Company, and there is no liability for dividends accrued but unpaid. Except as set forth on the Company Disclosure Schedule, there are no voting agreements, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of the Company's capital stock. Each shareholder of the Company holds of record and owns beneficially the number of shares of common stock set forth opposite his, her or its name in the Company Disclosure Schedule, free and clear of any restrictions on transfer, taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands, except for transfer restrictions arising under applicable securities laws. No person other than the shareholders and holders of options to purchase shares of the Company's capital stock listed in the Company Disclosure Schedule holds any interest in any of the capital stock of the Company. True and correct copies of the stock records of the Company, showing all issuances and transfers of shares of capital stock of the Company since inception, have been provided to Parent.

                  (c) Except as set forth in the Company Disclosure Schedule, there are no outstanding rights of first refusal, preemptive rights, options, warrants, conversion rights or other agreements, either directly or indirectly, for the purchase or acquisition from the Company or any shareholder of the Company of any shares of the Company's capital stock.

                  (d) Except as set forth on the Company Disclosure Schedule, the Company is not a party or subject to any agreement or understanding, and there is no agreement or understanding between any of the shareholders of the Company that affects or relates to the voting or giving of written consents with respect to any securities of the Company. Except as set forth on the Company Disclosure Schedule, no shareholder of the Company or any affiliate thereof is indebted to the Company, and the Company is not indebted to any shareholder of the Company or any affiliate thereof. Except as set forth in the Company's Disclosure Schedule, the Company is not under any contractual or other obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued.

         SECTION 4.3 SUBSIDIARIES. Except as disclosed in Section 4.3 of the Company Disclosure Schedule, the Company has never owned, nor does it currently own, directly or indirectly, any capital stock or other equity securities of any corporation or have direct or indirect equity or ownership interest in any association, partnership, joint venture or other entity other than RAScom International, Inc., a Delaware corporation and wholly-owned subsidiary of the Company and RAScom GmbH, a company organized under the laws of Germany and a wholly-owned subsidiary of RAScom International Inc. (collectively, the "SUBSIDIARIES"). Except for RAScom GmbH, no Subsidiary has conducted any business operations or incurred any liability. All of the outstanding shares of capital stock of each of the Subsidiaries are owned beneficially and of record by the Company, one of the Subsidiaries, or any combination of the Company and/or one or more of the Subsidiaries, in each case free and clear of any liens, charges, restrictions, claims or encumbrances of any nature whatsoever; and there are no outstanding subscriptions, warrants, options, convertible securities, or other rights (contingent or other) pursuant to which any of the Subsidiaries is or may become obligated to issue any shares of its capital stock to any person other than the Company or one of the other Subsidiaries. Each Subsidiary is duly organized, validly existing and in good standing in its jurisdiction of organization and has the requisite corporate power and all material governmental licenses, authorizations, consents and approvals required for the ownership and operation of its properties and the carrying on of its business as it is now being conducted and as it is now proposed to be conducted through the Closing. Each Subsidiary is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not, individually or in the aggregate, have a material adverse effect on the business, assets, condition (financial or otherwise) or result of operations of the Company.

         SECTION 4.4 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has the requisite corporate power and authority to enter into this Agreement and the Escrow Agreement and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Company's Board of Directors and, other than the adoption of this Agreement by the Company Shareholders pursuant to the DCL, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the Escrow Agreement and the transactions contemplated hereby and thereby. This Agreement and the Escrow Agreement have been duly and validly executed and delivered by the Company and, assuming this Agreement and the Escrow Agreement constitute valid and binding obligations of each of Parent, Merger Sub and each of the Company Shareholders that is a party hereto and thereto, and assuming its adoption by the Company Shareholders, this Agreement and the Escrow Agreement constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforceability hereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement or similar laws affecting the rights of creditors generally, judicial limitations upon the specific performance of certain types of obligations and public policy.

         SECTION 4.5 NON-CONTRAVENTION. Assuming the receipt of all Required Consents and Other Consents (each as defined in Section 4.6 below), neither the execution, delivery or performance of this Agreement or the Escrow Agreement by the Company, nor the consummation of the Merger or any other transaction described herein, does or will, after the giving of notice, or the lapse of time, or otherwise:

                  (a) conflict with, result in a breach of, or constitute a default under, the Restated Certificate of Incorporation or the By-laws of the Company or any federal, foreign, state or local court or administrative order or process, or any contract, agreement or commitment to which the Company is a party, or under which the Company is obligated, or by which the Company or any of the rights, properties or assets of the Company are subject or bound;

                  (b) result in the creation of any mortgage, pledge, lien, claim, charge, encumbrance or assessment upon, or otherwise adversely affect, any of the rights, properties or assets of the Company;

                  (c) terminate, amend or modify, or give any party the right to terminate, amend, modify, abandon or refuse to perform or comply with, any contract, agreement or commitment to which the Company is a party, or under which the Company is obligated, or by which the Company or any of the rights, properties or assets of the Company are subject or bound; or

                  (d) accelerate, postpone or modify, or give any party the right to accelerate, postpone or modify, the time within which, or the terms and conditions under which, any liabilities, duties or obligations are to be satisfied or performed, or any rights or benefits are to be received, under any contract, agreement or commitment to which the Company is a party, or under which the Company may be obligated, or by which the Company or any of the rights, properties or assets of the Company are subject or bound.

         SECTION 4.6  REQUIRED AND OTHER CONSENTS.

                  (a) Section 4.6(a) of the Company Disclosure Schedule sets forth each agreement, contract or other instrument binding upon the Company or any Permit (as defined in Section 4.14 below) requiring a consent as a result of the execution, delivery and performance of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby (each such consent, a "REQUIRED CONSENT"), except such consents as would not, individually or in the aggregate, result in a material adverse change in the business, assets, condition (financial or otherwise) or result of operations of the Company, if not received by the Closing Date.

                  (b) Section 4.6(b) of the Company Disclosure Schedule sets forth every other consent (each such consent, an "OTHER CONSENT") under such agreements, contracts or other instruments or such Permits that are required with respect to the execution, delivery and performance of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby.

         SECTION 4.7 FINANCIAL STATEMENTS AND REPORTS. The audited consolidated balance sheets of the Company as of December 31, 1996 and December 31, 1997 and the related consolidated audited statements of operations, stockholders' equity and cash flows for each of the years ended December 31, 1996 and December 31, 1997 (the "COMPANY AUDITED FINANCIAL STATEMENTS"), delivered to Parent in accordance with Section 6.3(i), in each case, present fairly, in all material respects, the financial position of the Company and any subsidiaries as of the dates thereof and their results of operations and changes in financial position for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods then ended. The Company has also furnished Parent with a true and complete copy of the unaudited consolidated statements of operations, stockholder's equity and cash flows of the Company and any subsidiaries for the twelve months ended December 31, 1998 and the unaudited consolidated balance sheet of the Company and any subsidiaries as of December 31, 1998 (the "BALANCE SHEET DATE") (collectively, the "COMPANY UNAUDITED FINANCIAL STATEMENTS"). The consolidated balance sheets included in the Company Unaudited Financial Statements fairly present the financial position of the Company and any subsidiaries as of their dates and the other statements included in the Company Unaudited Financial Statements fairly present the results of operations, shareholders' equity and changes in financial position, as the case may be, of the Company and any subsidiaries for the period therein set forth, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved except as otherwise stated therein and provided that the Company Unaudited Financial Statements lack footnotes and other presentation items required by generally accepted accounting principles and are subject to normal year-end adjustments which adjustments are not expected to be material in amount.

         SECTION 4.8 TITLE TO PROPERTIES AND ASSETS. On December 31, 1998, the Company had, and now has, good and valid title to all of the properties and assets, tangible or intangible, owned by it, whether or not reflected in the balance sheet dated December 31, 1998 or subsequently acquired by it, subject to no mortgages, pledges, liens, encumbrances or other charges of any kind except for those mortgages, pledges, liens, encumbrances or charges disclosed in

Section 4.8 of the Company Disclosure Schedule. Except as aforesaid, the assets and properties owned by the Company at the Effective Time shall be free and clear of mortgages, pledges, liens, encumbrances or charges of any kind. There is no tangible asset used or required by the Company in the conduct of its business as presently operated which is not either owned by it or licensed or leased to it under a license or lease listed in Section 4.13 of the Company Disclosure Schedule. All of the fixtures, machinery, equipment, tools and other tangible personal property owned, leased or licensed by the Company are, and at the Effective Time will be, sufficient to carry on the Company's business as presently conducted.

         SECTION 4.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1998, except as disclosed in Section 4.9 of the Company Disclosure Schedule or reflected in the Company Unaudited Financial Statements, there has not been:

                  (a) any material adverse change in the business, assets, condition (financial or otherwise) or result of operations of the Company, or any fact, or anticipated event which, individually or in the aggregate, may reasonably be expected to give rise to any material adverse change in the business, assets, condition (financial or otherwise), results of operations or prospects of the Company;

                  (b) any change in any method of accounting or accounting practice of the Company;

                  (c) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption, retirement or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other equity or ownership interests in, the Company;

                  (d) any change in the Restated Certificate of Incorporation or By-laws of the Company or any amendment of any term of any outstanding security of the Company;

                  (e) any incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money, other than in the ordinary course of business and in an aggregate amount not exceeding $10,000;

                  (f) any creation or assumption by the Company of any lien on any asset;

                  (g) any making of any loan, advance or capital contributions to, or investment in, any person other than the Subsidiaries;

                  (h) any sale, lease, pledge, transfer or other disposition of any capital asset;

                  (i) any transaction or commitment made, or any material contract or agreement entered into, by the Company relating to its assets or business (including the acquisition or disposition of any assets) other than in the ordinary course of business and consistent with past practice or any relinquishment by the Company of any contract or other right;

                  (j) any (A) grant of any severance or termination pay to any director, officer or employee of the Company, (B) entering into of any employment, severance, management, consulting, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company, (C) change in benefits payable under existing severance or termination pay policies or employment, severance, management, consulting or other similar agreements, (D) change in compensation, bonus or other benefits payable to directors or officers or, other than in the ordinary course of business and consistent with past practice, to employees of the Company or (E) change in the payment or accrual policy with respect to any of the foregoing;

                  (k) any labor dispute or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company;

                  (l) any notes or accounts receivable or portions thereof written off by the Company as uncollectible in an aggregate amount exceeding $10,000;

                  (m) any issuance or sale of any stock, bonds or other securities of which the Company is the issuer other than pursuant to the exercise of employee stock options, or the grant, issuance or change of any stock options, warrants, or other rights to purchase securities of the Company;

                  (n) any discharge or satisfaction of any lien or encumbrance or payment or satisfaction of any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date in the ordinary course of business and consistent with past practice;

                  (o) any cancellation of any debts or claims or waiver of any rights of substantial value in an aggregate amount exceeding $10,000;

                  (p) any sale, assignment or transfer of any Company Intellectual Property (as defined in Section 4.15) or other similar assets, including licenses therefore, other than in the ordinary course of business and consistent with past practice;

                  (q) any capital expenditures, or commitment to make any capital expenditures, for additions to property, plant or equipment in an individual amount exceeding $5,000;

                  (r) payment of any amounts to, or liability incurred to or in respect of, or sale of any properties or assets (real, personal or mixed, tangible or intangible) to, or any transaction or any agreement or arrangement with, any corporation or business in which the Company or any of its corporate officers or directors, or any "affiliate" or "associate" (as such terms are defined in the rules and regulations promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT") of any such person, has any direct or indirect ownership interests; or

                  (s) any agreement undertaking or commitment to do any of the foregoing.

         SECTION 4.10 DISCLOSURE OF LIABILITIES. On December 31, 1998, the Company had no liability of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be reflected on the balance sheet dated December 31, 1998 or otherwise disclosed that was not fully disclosed, reflected or reserved against in the balance sheet dated December 31, 1998. Except for the Secured Promissory Note dated October 26, 1998 payable to the Parent and the Security Agreement dated October 26, 1998 by and between the Parent and the Company and liabilities which have been incurred since December 31, 1998 in the ordinary and regular course of business, none of which individually or in the aggregate has resulted in, is causing, or will cause a material adverse effect on the business, assets, condition (financial or otherwise) or result of operations of the Company, and except for liabilities incurred by the Company in connection with the preparation and execution of this Agreement and the consummation of the transactions contemplated herein since December 31, 1998, the Company has not incurred any liability of any nature (whether accrued, absolute, contingent or otherwise) which would be required by generally accepted accounting principles to be reflected in a balance sheet dated the date hereof.

         SECTION 4.11 ACCOUNTS, NOTES AND RECEIVABLES. All of the accounts, notes and other receivables which are reflected in the balance sheet dated December 31, 1998 were acquired in the ordinary and regular course of business; and, except to the extent reserved against in the balance sheet dated December 31, 1998, all of the accounts, notes and other receivables which are reflected therein have been collected in full, or are reasonably believed by the Company to be good and collectible, in the ordinary and regular course of business; and all of the accounts, notes and other receivables which have been acquired by the Company since December 31, 1998 were acquired in the ordinary and regular course of business and have been collected in full, or are reasonably believed by the Company to be good and collectible, subject to an appropriate reserve determined in a manner consistent with past practices of the Company, in the ordinary and regular course of business. Except as set forth on the Company Disclosure Schedule, no accounts, notes or other receivables are contingent upon the performance by the Company after the date hereof of any material obligation or contract. Except as disclosed in Section 4.11 of the Company Disclosure Schedule, no person has any lien, charge, pledge, security interest or other encumbrance on any of such receivables and no agreement for deduction or discount has been made with respect thereto.

         SECTION 4.12 LITIGATION. Except as set forth in Section 4.12 of the Company Disclosure Schedule, there is no action, suit, claim, investigation or proceeding pending against or threatened against the Company or its properties and assets before any court or arbitrator or any governmental body, agency, official or authority.

         SECTION 4.13  AGREEMENTS.

                  (a) Section 4.13 of the Company Disclosure Schedule sets forth a list of each agreement, contract or commitment of the following types under which the Company is obligated:

                        (i) any agreements of guarantee or indemnification;

                        (ii) any contract for personal services or employment which is not terminable at will by the Company without penalty or obligation to make payments related to such termination;

                        (iii) any agreement or commitment containing a covenant limiting or purporting to limit the freedom of the Company to compete with any person in any geographic area or engage in any line of business;

                        (iv) any lease to which the Company is a party as lessor or lessee;

                        (v) any joint venture contract or similar arrangement or any other similar agreement which involves a sharing of profits or future payments to other persons;

                        (vi) except for trade indebtedness incurred in the ordinary course of business, any loan or credit agreements providing for the extension of credit to the Company or any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or other debt obligation or instrument which individually is in the amount of $1,000 or more;

                        (vii) any distributor, dealer, franchise, manufacturer's representative, sales agency or other similar contract or commitment;

                        (viii) any license agreement, either as licensor or licensee or any other similar contract or commitment;

                        (ix) any contract or agreement for the future sale, license or sublicense by the Company of materials, products, services or supplies;

                        (x) any contract, purchase order or agreement for the future purchase by the Company of any materials, equipment, services or supplies, which provides for payments which cannot be terminated by the Company without penalty upon less than thirty (30) days' notice;

                        (xi) any contract or commitment for the sale by the Company of any materials, products, services or supplies;

                        (xii) any agreement or arrangement for the assignment, sale or other transfer by the Company of any contract or lease (or right to payment thereunder);

                        (xiii) any contract or commitment for the acquisition, construction or sale of fixed assets;

                        (xiv) any agreement pertaining to the Company's maintenance or support of its products, services or supplies;

                        (xv) any agreement or arrangement for the sale of any of the assets, properties or rights of the Company or for the grant of any preferential rights to purchase any of its assets, properties or rights or which requires the consent of any third party to the transfer and assignment of any of its assets, properties or rights; or

                        (xvi) any contract or agreement, not elsewhere specifically disclosed pursuant to this Agreement, involving the payment or receipt by the Company of more than $10,000 in the aggregate.

                  (b) Since the Balance Sheet Date, the Company has not amended, modified or terminated the terms of the contracts or agreements referred to in
Section 4.13(a) hereof unless such amendment, modification or termination was in the ordinary course of business and the Company has provided Parent with written notification of such.

         SECTION 4.14 LICENSES AND PERMITS. Section 4.14 of the Company Disclosure Schedule correctly describes each material license, franchise, permit or other similar governmental authorization affecting, or relating in any way to, the business of the Company, together with the name of the government agency or entity issuing such license or permit (the "PERMITS"). Such Permits are valid and in full force and effect and, assuming the related Required Consents and Other Consents have been obtained prior to the Closing Date, will not be terminated or impaired or become terminable as a result of the transactions contemplated hereby. Upon consummation of the transactions contemplated hereby, the Surviving Corporation will, assuming the related Required Consents and Other Consents have been obtained prior to the Closing Date, have all of the right, title and interest in all the Permits.

         SECTION 4.15  INTELLECTUAL PROPERTY.

         (a) The "COMPANY INTELLECTUAL PROPERTY" consists of all material trade secrets, copyrights, patents, trademarks, service marks, trade dress, all registrations and applications with respect thereto and all licenses or rights under the same, that are owned or used by the Company, including without limitation, any of the foregoing embodied or contained in any of the following: net lists; textual information contained in web sites; schematics; manufacturing processes; customer lists and supplier lists; know-how and show-how; computer software programs, source code and object code; complete system build software; development and test tools, documentation, specifications, programmer and user manuals used by the Company to install, operate, maintain, correct, test, repair enhance, extend, modify, prepare derivative works based upon, design, develop, reproduce and package software; all license and other rights in any third-party product, intellectual property, proprietary or personal rights, documentation, or tangible or intangible property; all documents, record and electronic files relating to the design, end user documentation, manufacturing, quality control, sales, marketing, or customer support; and all products of the Company currently being licensed or sold or that are currently being developed, including all hardware products and tools, software products and tools, and services that are currently licensed, offered or under development by the Company ("COMPANY PRODUCTS").

         As used in this Agreement "SOFTWARE" means any and all current and prior and currently under development versions and releases, and predecessors of the software and computer programs and applications of the Company to the extent related to the business as currently being conducted or as currently required or as reasonably can be anticipated to be conducted in the future, including all such software and computer programs in machine readable source code forms and in machine executable object code forms and all related specifications (including all logic architectures, algorithms and logic flows and all physical, functional, operating and design parameters), any data used by or related to software, work in progress relating to corrections, modifications, revisions, upgrades, translations or enhancements, all Company and third party development and test tools used to develop or test the software, third party application program interfaces to the software written by them and all methods of implementation and packaging, together with all associated know-how and show-how and all related Documentation. As used in this Agreement, "DOCUMENTATION" means all documentation, specifications, manuals and other materials relating to the software, including programmer and user manuals which are used by the Company to install, operate, maintain, correct, test, repair, enhance, extend, modify, prepare derivative works based upon, design, develop, reproduce and package such software.

         (b) The Company Disclosure Schedule lists: (i) all patents, copyright registrations, mask works, trademarks, service marks, trade dress, any renewal rights for any of the foregoing, and any applications and registrations for any of the foregoing, which are included in the Company Intellectual Property and owned by or on behalf of the Company; (ii) all Company Products; and (iii) all licenses, sublicenses and other agreements to which the Company is a party and pursuant to which the Company or any other person is authorized to use the Company Intellectual Property or exercise any other right with regard thereto and (iv) any customer, supplier or other person expressly permitted by the Company to purchase equipment directly from a third party manufacturer which equipment would otherwise be supplied by the Company. The Company has delivered to Parent true and complete copies of the agreements described in (iii) hereof.

         (c) The Company Intellectual Property consists solely of items and rights which are either: (i) owned by the Company; (ii) in the public domain; or
(iii) rightfully used and authorized for use by the Company and its successors pursuant to a valid license. All Company Intellectual Property which consists of licenses or other rights to third party intellectual property is set forth in the Company Disclosure Schedule. The Company has all rights in the Company Intellectual Property necessary to commercially exploit the same in connection with the Company's current, former, and planned or scheduled (whether for release or development) activities in all geographic locations and fields of use in which the Company currently operates or is scheduled to operate, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses. All software created by the Company is as described in the

Documentation and performs in all material respects in accordance with the specifications included in the Documentation.

         (d) The Company is not, nor as a result of the execution or delivery of this Agreement and all other agreements contemplated hereby, or performance of the Company's obligations hereunder, will the Company be, in violation of any license, sublicense or other agreement to which the Company is a party. The Company Disclosure Schedule lists all contracts or agreements under which the Company is obligated to provide any consideration (whether financial or otherwise) to any third party, or under which any third party otherwise would be entitled to any consideration, with respect to any exercise of rights by the Company or Buyer in the Company Intellectual Property.

         (e) The use, reproduction, modification, distribution, licensing, sublicensing, sale or any other exercise of rights by the Company with respect to any of the Company Products does not infringe any copyright, trade secret, trademark, service mark, trade name, trade dress or mask work, or any patent, moral right or other intellectual property right, right of privacy, or right in personal data of any person. No claims (i) challenging the validity, effectiveness or ownership by the Company of any of the Company Intellectual Property, or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights by the Company with respect to any of the Company Products infringes or will infringe on any intellectual property or other proprietary or personal right of any person, have been asserted to the Company or, to the knowledge of the Company, are threatened by any person, nor to the knowledge of the Company are there any valid grounds for any bona fide claim of any such kind. All granted or issued patents and mask works and all registered trademarks listed on the Company Disclosure Schedule and all registered copyrights held by the Company are valid, enforceable and subsisting. To the knowledge of the Company, there are no pending or unissued patent rights which infringe upon or impair the Company Intellectual Property. To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, employee or former employee.

         (f) No parties other than the Company possess any current or contingent rights to any source code that is part of the Company Intellectual Property. None of the Company Intellectual Property is subject to any source code, escrow or similar agreement.

         (g) The Company Disclosure Schedule lists all parties who have created any portion of, or otherwise have any rights in or to, the Company Intellectual Property, other than employees of the Company who have no rights in or to any Company Intellectual Property. The Company has secured from all parties who have created any portion of, or otherwise have any rights in or to, the Company Intellectual Property valid and enforceable written assignments of any such work or other rights to Company and has provided true and complete copies of such assignments to Parent.

         (h) "YEAR 2000 COMPLIANCE" refers to the ability of (i) the Company's Products; (ii) the Company's internal computer system and (iii) the computer and data processing systems of the Company's suppliers and other third parties on whose products and services the Company relies to accurately recognize, process, manage and manipulate date and time data from, into and between the 20th and 21st centuries, including the years 1999, 2000 and leap year calculations, such that neither performance nor functionality will be affected by dates prior to, during or after the year 2000 and without causing a disruption, failure of operation or substantial defect in such computer systems. The Company has provided Parent with a memorandum (the "COMPANY YEAR 2000 MEMORANDUM") describing the Company's plan for achieving Year 2000 Compliance, the current status of such effort, the costs expended by the Company in 1997 and 1998 towards year 2000 Compliance, and the anticipated future expenditures related to Year 2000 Compliance. The Company has taken and is taking all reasonably necessary and appropriate actions to achieve Years 2000 Compliance, and the annual cost of such reasonably anticipated actions and expenditures to achieve Year 2000 Compliance is not expected to be materially in excess of the amounts set forth in the Company Year 2000 Memorandum. The costs of attaining Year 2000 Compliance are not expected to have a material adverse effect on the results or operations or liquidity of the Company.

         (i) The Company Disclosure Schedule includes a true and complete list of support and maintenance agreements relating to Company Intellectual Property including the identity of the parties entitled to receive such service or maintenance, and the term of such agreements.

         (j) Company has obtained written agreements from all employees and third parties with whom Company has shared confidential proprietary information
(i) of the Company, or (ii) received from others which the Company is obligated to treat as confidential, which agreements require such employees and third parties to keep such information confidential. The Company has delivered or given access to all copies of such written agreements, as executed, to Parent. None of the present or former employees, officers or directors of the Company owns directly or indirectly, in whole or in part, any Company Intellectual Property or application therefor.

         SECTION 4.16  EMPLOYEES.

                  (a) Section 4.16 of the Company Disclosure Schedule identifies a list of (a) the names, titles, annual salaries and all other compensation of all employees of the Company and (b) the wage rates for non-salaried employees of the Company (by classification) delivered to Parent. Neither the Company nor its officers or directors have any knowledge that any key employee of the Company intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise within 6 months after the Closing Date.

                  (b) Each current and former officer, employee and consultant of the Company having access to confidential or proprietary information of the Company has executed and delivered to the Company an agreement regarding the protection of such confidential or proprietary information and the assignment of inventions to the Company; copies of the currently used forms of all such agreements have been delivered to Parent. The Company is not and never has been engaged in any dispute or litigation with an employee or former employee regarding matters pertaining to intellectual property or assignment of inventions.

                  (c) The Company (i) has never been and is not now subject to a union organizing effort, (ii) is not subject to any collective bargaining agreement with respect to any of its employees, (iii) is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization, and (iv) has no material current labor dispute. The Company has good labor relations, and has no knowledge of any facts indicating that the consummation of the transactions provided for herein will have a material adverse effect on its labor relations.

                  (d) Hours worked by and payments made to employees of the Company have not been in violation of the Fair Labor Standards Act or any other applicable federal, foreign, state or local laws dealing with such matters.

                  (e) All payments due from the Company on account of employee health and welfare insurance in respect of years and periods (and portions thereof) ended on or prior to the Closing Date were or will be paid prior to the Closing Date or accrued as a liability on the Company's balance sheet dated December 31, 1998 and previously disclosed to Parent.

                  (f) All severance and vacation payments which are or were due under the terms of any agreement, oral or written, in respect of years and periods (and portions thereof) ended on or prior to the Closing Date, were or will be paid prior to the Closing Date or accrued as a liability on the Company's balance sheet dated December 31, 1998 and previously disclosed to Parent.

         SECTION 4.17  ENFORCEABILITY OF CONTRACTS, ETC.

                  (a) No person, firm, corporation or entity who is a party to any contract, agreement, commitment or plan to which the Company is a party (excluding warranty claims arising in the ordinary course of business and consistent with past practice, which are not expected by the Company to be material in the aggregate) involving potential liability or obligation in excess of $10,000 has a valid defense, on account of non-performance or malfeasance by the Company, which would make any such contracts, agreement, commitment or plan not valid and binding upon or enforceable against such parties in accordance with their terms, except to the extent such enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement or similar laws affecting the rights of creditors generally and usual equity principles.

                  (b) Neither the Company, nor, to the knowledge of the Company, any other person, firm, corporation or entity, is in breach or violation of, or default under, any material contract, agreement, arrangement, commitment or plan to which the Company is a party, and no event or action has occurred, is pending, or, to the knowledge of the Company, is threatened, which, after the giving of notice, or the lapse of time, or otherwise, would constitute a breach or a default by the Company or, to the knowledge of the Company, any other person, firm, corporation or entity, under any material contract, agreement, arrangement, commitment or plan to which the Company is a party. The Company is not in breach or violation of, or default under, its Restated Certificate of Incorporation or By-laws, and no event or action has occurred, is pending, or is threatened, which, after the giving of notice, or the lapse of time, or otherwise, would constitute a breach or a default by the Company under its Restated Certificate of Incorporation or By-laws.

         SECTION 4.18      TAXES.

                  (a) The term "TAXES" as used herein means all federal, state, local, foreign net income, alternative or add-on minimum tax, estimated, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital profits, lease, service, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit taxes, customs, duties and other taxes, governmental fees and other like assessments and charges of any kind whatsoever, together with all interest, penalties, additions to tax and additional amounts with respect thereto, and the term "TAX" means any one of the foregoing Taxes. The term "TAX RETURNS" as used herein means all returns, declarations, reports, claims for refund, information statements and other documents relating to Taxes, including all schedules and attachments thereto, and including all amendments thereof, and the term "TAX RETURN" means any one of the foregoing Tax Returns. "TAX AUTHORITY" means any governmental authority responsible for the imposition of any Tax. "CODE" as used herein means the Internal Revenue Code of 1986, as amended. For purposes of this Section 4.18, "Company" shall include the Company and its subsidiaries.

                  (b) The Company has timely filed all Tax Returns required to be filed and has paid all Taxes owed (whether or not shown as due on such returns), including, without limitation, all Taxes which the Company is obligated to withhold for amounts paid or owing to employees, creditors and third parties. All Tax Returns filed by the Company were complete and correct in all material respects, and such Tax Returns correctly reflected the material facts regarding the income, business, assets, operations, activities, status and other matters of the Company and any other information required to be shown thereon. Except as set forth on Section 4.18 of the Company Disclosure Schedule, none of the Tax Returns filed by the Company or Taxes payable by the Company have been the subject of an audit, action, suit, proceeding, claim, examination, deficiency or assessment by any governmental authority, and no such audit, action, suit, proceeding, claim, examination, deficiency or assessment is currently pending or, to the knowledge of the Company, threatened. Except as set forth on the Company Disclosure Schedule, the Company is not currently the beneficiary of any extension of time within which to file any Tax Return, and the Company has not waived any statute of limitation with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency. All material elections with respect to Taxes affecting the Company, as of the date hereof, are set forth in the Company Audited Financial Statements or in the Company Disclosure Schedule. None of the Tax Returns filed by the Company contain a disclosure statement under former Section 6661 of the Code or Section 6662 of the Code (or any similar provision of state, local or foreign Tax law).

                  (c) The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payments" within the meaning of Section 280G of the Code (without regard to the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code) or (ii) any amount for which a deduction would be disallowed or deferred under Section 162 or Section 404 of the Code. The Company has not agreed to make any adjustment under Section 481(a) of the Code (or any corresponding provision of state, local or foreign Tax law) by reason of a change in accounting method or otherwise, and will not be required to make such an adjustment as a result of the transactions contemplated by this Agreement. The Company is not, and has not been, a U.S. real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. No claim has ever been made by a Tax Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to Tax in that jurisdiction. The Company has not participated in an international boycott as defined in Section 999 of the Code. No portion of the Merger Consideration is subject to the Tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law. The Company is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes. The Company does not have, and has not had, a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country. None of the shares of outstanding capital stock of the Company are subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. The Company has never filed a consent pursuant to Section 341(f) of the Code, relating to collapsible corporations.

                  (d) The Company is not a party to any Tax sharing agreement or similar arrangement. The Company has never been a member of a group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), and the Company does not have any liability for the Taxes of any Person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any corresponding provision of state, local or foreign Tax law), as a transferee or successor, by contract, or otherwise. The Company has no net operating losses or other tax attributes presently subject to limitation under Sections 382, 383 or 384 of the Code, or the federal consolidated return regulations (other than limitations imposed as a result of the transactions contemplated pursuant to this Agreement).

                  (e) There are no liens for Taxes upon any of the assets, other than for Taxes not yet due and payable. The unpaid Taxes of the Company did not, as of December 31, 1998, exceed the reserve for actual Taxes (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as shown on the Company Unaudited Balance Sheet dated December 31, 1998, and will not exceed such reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing their Tax Returns. Schedule 4.18 hereto contains a list of all jurisdictions (whether foreign or domestic) to which the Company, to the best of its knowledge, has been or will be liable for any Tax for any taxable period after December 31, 1995 and ending on or before December 31, 1998.

         SECTION 4.19 INSURANCE. Section 4.19 of the Company Disclosure Schedule sets forth a list of, and true and complete copies have previously been made available to Parent and Merger Sub of, all insurance policies and fidelity bonds covering the assets, business, operations and employees of the Company. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and the Company is otherwise in full compliance with the material terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since January 1, 1996 and remain in full force and effect.

         SECTION 4.20  BOOKS AND RECORDS.

                  (a) The books, records and accounts of the Company (i) are accurate and complete in all material respects and have been maintained in accordance with good business practices on a basis consistent with prior years,
(ii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of the Company and (iii) accurately and fairly reflect the basis for the Company Unaudited Financial Statements.

                  (b) The Company has implemented and maintained a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with generally accepted accounting principles consistently applied and (B) to maintain accountability for assets; and (iii) the amount recorded for assets on the books and records of the Company is compared with the existing assets at reasonable intervals in connection with the preparation of annual audits of the Company's financial statements and appropriate action is taken with respect to any differences.

         SECTION 4.21 COMPLIANCE WITH GOVERNMENTAL REGULATIONS. The Company is not in violation of any federal, foreign, state or local law, statute, ordinance, rule, regulation or court or administrative order or process relating to the operation, conduct or ownership of the property, business or affairs of the Company except for violations that, individually or in the aggregate would not have a material adverse effect on the Company.

         SECTION 4.22 ENVIRONMENTAL COMPLIANCE. (a) the Company has materially complied with all applicable international, federal, state and/or local laws (including without limitation case law, rules, regulations, orders, judgments, decrees, permits, licenses and governmental approvals) that are intended to protect the environment and/or human health or safety (collectively, "ENVIRONMENTAL LAWS"); (b) the Company has not handled, generated, used, stored, transported or disposed of any substance or waste which is regulated by Environmental Laws, except for those reasonably incidental to its business which have been handled in compliance with Environmental Laws; and (c) there are no "Environmental Liabilities." For purposes of this Agreement "ENVIRONMENTAL LIABILITIES" are any liabilities which (i) arise out of or in any way relate to the Company or any real estate at any time owned, used or leased by the Company, or the Company's use or ownership thereof, whether vested or unvested, contingent or fixed, actual or potential, and (ii) arise from or relate to actions (including any failure to act) occurring or conditions existing on or before the Closing Date.

         SECTION 4.23 FIRE, FLOOD, ACCIDENT, ETC. Since the Balance Sheet Date, the Company has not sustained any loss on account of fire, flood, accident or other calamity of such character as to interfere with the continued operation of its business, regardless of whether or not such loss shall have been insured against.

         SECTION 4.24  REAL ESTATE.

                  (a) Section 4.24 of the Company Disclosure Schedule contains a schedule setting forth and describing all real estate which is owned or leased by the Company, or in which the Company has any other right, title or interest. True and complete copies of each lease have been provided or made available to Parent and such leases constitute the entire understanding relating to the Company's use and occupancy of the leased premises. The leases are presently in full force and effect without further amendment or modification. The Company is not in default in any material respect in the performance of obligations under any lease, and the Company does not know of any state of facts which with the giving of notice or the passage of time, or both, would constitute a default by the Company or any other party thereunder.

                  (b) To the knowledge of the Company, the improvements located on the real estate described in Section 4.24 of the Company Disclosure Schedule are not the subject of any official complaint or notice of violation of any applicable zoning ordinance or building code and there is no use or occupancy restriction or condemnation proceeding pending, or threatened against the Company.

         SECTION 4.25 BANK ACCOUNTS. Section 4.25 of the Company Disclosure Schedule contains a schedule setting forth and describing (i) all bank accounts owned or maintained by the Company and all authorized signatories with respect thereto; and (ii) safety deposit boxes maintained by the Company and all persons having access with respect thereto.

         SECTION 4.26 EMPLOYEE BENEFIT PLANS. Except as disclosed on Schedule 4.26, neither the Company nor any person that together with the Company would be treated as a single employer (an "ERISA AFFILIATE") under Section 414 of the Internal Revenue Code of 1986, as amended (the "CODE") has established or maintains or is obligated to contribute to (a) any bonus, severance, stock option, or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (written or oral), (b) any pension, profit-sharing, retirement or other plan, program or arrangement, or (c) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). All such plans (individually, a "PLAN" and collectively, the "PLANS") have been operated and administered in all material respects in accordance with their terms, as applicable, with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code. Each Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date. No act or failure to act by the Company has resulted in, nor does the Company have knowledge of a non-exempt "PROHIBITED TRANSACTION" (as defined in ERISA) with respect to the Plans. Neither the Company nor any ERISA Affiliate maintains or has ever maintained or contributed to any Plan subject to Title IV of ERISA. Except as disclosed on
Schedule 4.26, none of the Plans covers any non-United States employee or former employee of the Company or any subsidiary. With respect to the employees and former employees of the Company, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code.

         SECTION 4.27 CONSENTS AND APPROVALS OF GOVERNMENTAL AUTHORITIES. Except for (a) the requirements of state securities laws and (b) the filing and recording of appropriate documents as provided by the laws of the State of Delaware, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

         SECTION 4.28 CONFLICTS OF INTEREST. To the knowledge of the Company and the Company Shareholders, none of the directors, officers, employees or shareholders of the Company (a) has any material direct or indirect interest in any entity which does business with the Company; (b) has any direct or indirect interest in any property, asset or right which is used by the Company in the conduct of its business; or (c) has any contractual relationship with the Company other than such relationships which occur from being an officer, employee, director or security holder of the Company.

         SECTION 4.29 ACCURACY OF REPRESENTATIONS. The representations made by the Company herein, subject to and supplemented by the Company Disclosure Schedule, are true and correct, and, when taken as a whole, do not contain any untrue statement of a material fact or knowingly omit to state any material fact necessary in order to make the statements included herein or therein, in light of the circumstances under which they were made, not misleading.

      SECTION 4.30 INFORMATION STATEMENT. The information regarding the Company and its officers, directors and shareholders included in the information to be sent to the Company Shareholders in connection with the consideration and approval of the Merger, this Agreement and the other transactions contemplated in the Company's Shareholders' Consent (such information statement as amended or supplemented is referred to herein as the "INFORMATION STATEMENT") shall not, on the date the Information Statement (or any amendment thereof or supplement thereto) is first mailed to the Company's Shareholders, at the time of the execution and delivery of the Company's Shareholders' Consent and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of signatures to the Company Shareholders' Consent which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment or a supplement to the Information statement, the Company shall promptly inform Parent and Merger Sub. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information regarding Parent or Merger Sub which is contained in any of the foregoing documents.

                                  ARTICLE IV-A

                         REPRESENTATIONS AND WARRANTIES
                           OF THE COMPANY SHAREHOLDERS

         Each Company Shareholder executing and delivering this Agreement severally represents and warrants to Parent and Merger Sub, as to itself, himself or herself only, as follows:

                  (a) Subject to applicable community property laws, such Company Shareholder is the lawful owner of the Company Shares to be exchanged for shares of Parent Common Stock pursuant to this Agreement and has, and on the Closing Date will have, good and clear title to such Company Shares, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever, other than as set forth in the Amended and Restated Stockholders Agreement dated as of August 22, 1997 among the Company, such Company Shareholder and certain other shareholders of the Company.

                  (b) Such Company Shareholder has, and on the Closing Date will have, full legal right, power and authority to enter into this Agreement and to sell and deliver the Company Shares in the manner provided herein, and this Agreement, the Escrow Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by such Company Shareholder and this Agreement, the Escrow Agreement and the Registration Rights Agreement are valid and binding agreements of such Company Shareholder enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, arrangement or similar laws affecting the rights of creditors generally, judicial limitations upon equitable remedies including the specific performance of certain types of obligations and public policy.

                  (c) The execution, delivery and performance of this Agreement, the Registration Rights Agreement and the Escrow Agreement by such Company Shareholder, compliance by such Company Shareholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby or thereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body, or any agreement, indenture or other instrument to which such Company Shareholder is a party or by which such Company Shareholder or property of such Company Shareholder is bound, or violate or conflict with any laws, administrative regulation or ruling or court decree applicable to such Company Shareholder or property of such Company Shareholder.

                                    ARTICLE V

                                    COVENANTS

         The following covenants shall apply to the period of time from the date hereof until the Effective Time unless otherwise specifically provided. All references to the Company in Article V shall refer to the Company and any and all subsidiaries.

         SECTION 5.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company will conduct its operations only in the ordinary and usual course of business and consistent with past practice and will use its best efforts to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and on-going business shall not be impaired at the Effective Time. During such period the Company shall promptly report to Parent any occurrence or omission which shall have caused any representation or warranty of the Company hereunder to become untrue as of the time of such occurrence or omission, and shall confer on a regular and frequent basis with representatives of Parent to report operational matters of a material nature and to report the general status of the ongoing operations of the business of the Company. Without limiting the generality of the foregoing, and except as contemplated by this Agreement and the Company Disclosure Schedule, the Company will not, prior to the Effective Time, without the prior written consent of Parent in each instance:

                  (a) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (i) any shares of capital stock of any class of the Company (including Company Shares), or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or convertible securities, or (ii) any other securities in respect of, in lieu of or in substitution for Outstanding Company Shares;

                  (b) purchase or redeem or otherwise acquire, or propose to purchase or redeem or otherwise acquire, any outstanding shares of capital stock of any class (including Company Shares), or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or convertible securities;

                  (c) declare or pay any dividend or distribution on any shares of its capital stock other than as approved in writing by Parent;

                  (d) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into a letter of intent (whether or not binding), an agreement in principle or an agreement with respect to any merger, consolidation or business combination (other than the Merger), any acquisition of assets or securities, any disposition of assets or securities, or any change in the Company's capitalization, or an entry into a material contract other than in the ordinary course of business or any amendment or modification of any material contract rights;

                  (e) except as may be contemplated herein, take any action which would make any representation or warranty in this Agreement (other than any representation or warranty that speaks as of a particular date) untrue or incorrect, as if made as of such time;

                  (f) enter into any agreement, contract or commitment (other than in the ordinary course of business and other than agreements, contracts or commitments which were under negotiation on the date hereof and which are disclosed on the Company Disclosure Schedule) which, if entered into prior to the date hereof, would be required to be listed in Section 4.13 of the Company Disclosure Schedule and which involves a payment, obligation or commitment in excess of $10,000;

                  (g) enter into any contract, agreement, license or commitment which would be breached or violated or in respect of which a right of acceleration would be created by the Company's execution, delivery and performance of this Agreement and the transactions contemplated hereby;

                  (h) (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, (ii) grant any severance or termination pay to, or enter into any employment or severance agreement, with any employee, (iii) enter into any collective bargaining agreement, (iv) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees; or

                  (i) agree in writing or otherwise to take any of the foregoing actions.

         SECTION 5.2  ACCESS AND INFORMATION; CONFIDENTIALITY.

                  (a) The Company shall afford to Parent and to Parent's accountants, counsel and other representatives access throughout the period prior to the Effective Time to its senior management, properties, books, contracts, commitments and records (including but not limited to tax returns) and all other information concerning its business, properties and personnel as Parent may reasonably request.

                  (b) Parent shall afford to the Company and to its counsel and to the Company Shareholders access throughout the period prior to the Effective Time to its senior management, and all other information concerning Parent as the Company or a Company Shareholder may reasonably request. The Company Shareholders shall also be afforded the opportunity to ask questions and to receive accurate and complete answers from Parent concerning the terms and conditions of the Merger and the issuance of shares of Parent Common Stock pursuant thereto.

                  (c) The Company and its affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, (i) all confidential documents and information concerning Parent and its affiliates furnished to the Company or its affiliates or representatives in connection with the transactions contemplated by this Agreement, and (ii) (after the Closing Date) all confidential documents and information concerning the Company, except to the extent that such information can be shown to have been
(A) previously known on a nonconfidential basis by the Company, (B) in the public domain through no fault of the Company or (C) later lawfully acquired by the Company from sources other than the Company (with respect to information described in clause (ii) above) or Parent; provided that the Company may disclose such information to its affiliates, stockholders, officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such persons are informed by the Company of the confidential nature of such information and are directed by the Company to treat such information confidentially. The obligation of the Company to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information.

                  (d) Prior to the Closing Date and after any termination of this Agreement, Parent and its affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Company furnished to Parent or its affiliates in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Parent, (ii) in the public domain through no fault of Parent or (iii) later lawfully acquired by Parent from sources other than the Company; provided that Parent may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such persons are informed by Parent of the confidential nature of such information and are directed by Parent to treat such information confidentially. The obligation of Parent to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as they would take to preserve the confidentiality of its own similar information.

                  (e) If this Agreement is terminated in accordance with Section
8.1 hereof, Parent shall, and shall cause its accountants, counsel and other representatives to immediately destroy or deliver to the Company all documents and other material, and all copies thereof, obtained by Parent or on its behalf from the Company in connection with this Agreement, whether so obtained before or after the execution hereof, and will not disclose any such information or documents to any third parties or make any use of such. If this Agreement is terminated in accordance with Section 8.1 hereof, the Company shall, and shall cause its accountants, counsel and other representatives to, immediately destroy or deliver to Parent all documents and other material, and all copies thereof, obtained by the Company or on its behalf from Parent in connection with this Agreement, whether so obtained before or after the execution hereof, and will not disclose any such information or documents to any third parties or make any use of such.

         SECTION 5.3 REASONABLE EFFORTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations expeditiously and practicably to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary actions or non-actions, waivers, consents and approvals from governmental or regulatory bodies and to effect all necessary registrations and filings.

         SECTION 5.4 NO SOLICITATION. Unless and until this Agreement shall have been terminated pursuant to Section 8.1 hereof, the Company agrees that it will not directly or indirectly (or authorize its subsidiaries, agents, investment bankers, officers, directors, employees, affiliates or representatives or any of their respective family members to) solicit, entertain, negotiate or discuss with any person or entity (other than Parent) the sale or licensing of the Company's products (other than transactions consistent with the Company's ordinary course of business) or the sale or transfer of the Company or the Company's business, whether by asset sale, stock sale, merger or any other form of business combination, joint venture or strategic alliance or enter into any agreement or understanding with respect thereto. If the Company (or any of its subsidiaries, agents, investment bankers, officers, directors, employees, affiliates or representatives or any of their respective family members) shall receive any bona fide offer or proposal concerning the above, such offer or proposal shall be promptly delivered to Parent.

         SECTION 5.5 PUBLIC ANNOUNCEMENTS. Parent and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

         SECTION 5.6 INSURANCE. The Company will use its best efforts to maintain in force at the Effective Time policies of insurance of the same character and coverage as those described in Section 4.19 of the Company Disclosure Schedule and the Company will promptly notify Parent in writing of any changes in such insurance coverage occurring prior to the Effective Time.

         SECTION 5.7 POOLING. Parent, the Merger Sub, the Company and each of the Company Shareholders shall use all reasonable efforts, shall cooperate fully and shall take all actions as are reasonably necessary to allow the Merger and other transactions contemplated by this Agreement to be accounted for as a "pooling of interests" in accordance with United States generally accepted accounting principles.

         SECTION 5.8 SHAREHOLDER APPROVAL. The Company shall use its best efforts to obtain the approval of the Merger, this Agreement and the transactions contemplated herein by the Company Shareholders by means of a shareholder solicitation in compliance with the terms and conditions of Regulation D under the Securities Act.

         SECTION 5.9 RESALE REGISTRATION STATEMENTS. Within sixty (60) days after the Effective Time, Parent shall file a registration statement (the "RESALE REGISTRATION STATEMENT") on Form S-3 registering fifty percent (50%) of the shares of Parent Common Stock issued to each of the Company Shareholders upon consummation of the Merger under the Securities Act and shall use all commercially reasonable efforts to cause the Resale Registration Statement to be declared effective by the Commission on, or as expeditiously as possible after, the publication by Parent of financial results including at least thirty (30) days' post-Closing combined results of operations of Parent and the Company and to cause such Resale Registration Statement to remain effective until the first anniversary of the Effective Time, all as more fully described in the Registration Rights Agreement. Parent agrees to cause a registration statement under the Securities Act on Form S-3 relating to the remaining fifty percent (50%) of the shares of Parent Common Stock issued to each Company Shareholder pursuant to the Merger Agreement to be filed within one year after the Closing Date, and shall use commercially reasonable efforts to cause such registration statement to be declared effective by the Commission as expeditiously as possible, and to maintain the effectiveness of such registration statement for at least nine months thereafter.

         SECTION 5.10 REQUIRED NOTIFICATIONS. The Company shall, within a reasonable time after the Closing, notify the parties to those contracts listed in Section 4.6(a) of the Company Disclosure Schedule and identified as requiring notification upon a merger or a change in control affecting the Company.


                                   ARTICLE VI

                                   CONDITIONS

         SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject at its option to the fulfillment at or prior to the Effective Time of the following conditions:

                  (a) this Agreement and the transactions contemplated hereby shall have been approved and adopted by at least 95% in interest of the shareholders of the Company;

                  (b) all statutory requirements for the valid consummation by the Company, Parent and Merger Sub of the transactions contemplated by this Agreement shall have been fulfilled; and all authorizations, waivers, consents, approvals and actions of all federal and state governmental agencies and authorities or other regulatory bodies required to be obtained in order to permit consummation by the Company, the Company Shareholders, Parent and Merger Sub of the transactions contemplated by this Agreement shall have been obtained, without the imposition of a Burdensome Condition ("BURDENSOME CONDITION" shall mean the imposition of a material restriction on Parent's ability to operate the Company following the Effective Time or requiring the Parent to dispose of assets of the Company or the Parent following the Effective Time), unless any of the Parent, the Company Shareholders, or the Company voluntarily agrees to satisfactorily resolve the Burdensome Condition;

                  (c) no court of competent jurisdiction shall have issued any order, decree or injunction restraining or preventing the consummation of the Merger or otherwise materially adversely affecting the transactions contemplated by this Agreement;

                  (d) no investigation, action, suit or proceeding by any governmental or regulatory commission, agency, body or authority, and no action, suit or proceeding by any other person, firm, corporation or entity, shall be pending on the Closing Date which challenges, or might reasonably be expected to result in a challenge to, this Agreement or the Merger or any other transaction contemplated hereby, or which claims, or might reasonably be expected to give rise to a claim for, damages in a material amount as a result of the consummation of the Merger or any other transaction contemplated hereby;

                  (e) the Company, the Indemnification Representative, Merger Sub, and Parent shall have executed and delivered the Escrow Agreement in substantially the form of Exhibit B.

         SECTION 6.2 CONDITIONS TO OBLIGATION OF THE COMPANY AND THE COMPANY SHAREHOLDERS TO EFFECT THE MERGER. The obligation of the Company and the Company Shareholders to effect the Merger shall be subject at the option of the Company to the fulfillment at or prior to the Effective Time of the following conditions:

                  (a) Parent and Merger Sub shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Effective Time; and the representations and warranties of Parent and Merger Sub set forth in Article III hereof shall be true, correct and complete as of the Effective Time as if made as of such time, except as contemplated or permitted by this Agreement; and at the Closing the Company shall have received certificates executed by the Presidents or Chief Executive Officers of Parent and Merger Sub to the foregoing effects;

                  (b) no action, suit, claim, investigation or proceeding shall be pending or threatened against the Parent or its properties and assets which, if adversely determined, could reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise) or result of operations of Parent and its subsidiaries taken as a whole.

                  (c) at the Closing, there shall be delivered to the Company and the Company Shareholders the opinion of Testa, Hurwitz & Thibeault, LLP, counsel for Parent and Merger Sub, dated the Closing Date, in form and substance satisfactory to the Company and its counsel and substantially as set forth in Exhibit C.

                  (d) Parent shall have executed a Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") in substantially the form of Exhibit D;

                  (e) all corporate and other proceedings to be taken by Parent and Merger Sub in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Company and its counsel, and the Company and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request;

                  (f) at the Closing, the Company and its counsel shall have received copies of the following documents:

                        (i) (A) the Articles of Organization and Certificate of Incorporation of Parent and Merger Sub, respectively, certified as of a recent date by the Secretary of the

Commonwealth of the Commonwealth of Massachusetts and the Secretary of State of the State of Delaware, and (B) a certificate of each said Secretary dated as of a recent date as to the due incorporation and good standing of each of Parent and Merger Sub, and listing all documents of each on file with said Secretary.

                        (ii) a certificate of the Clerk or Secretary of each of Parent and Merger Sub dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the By-laws of the Parent and Merger Sub, as the case may be, as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the shareholders of Parent and Merger Sub, as the case may be, authorizing the execution, delivery and performance of this Agreement and the Merger, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (C) that the Articles of Organization or Certificate of Incorporation of Parent and Merger Sub, as the case may be, have not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(B) above; and (D) to the incumbency and specimen signature of each officer of Parent or Merger Sub, as the case may be, executing this Agreement, and any certificate or instrument furnished pursuant hereto, and a certification by another officer of Parent or Merger Sub, as the case may be, as to the incumbency and signature of the officer signing the certificate referred to in this clause.

                        (iii) a certificate of the President or Chief Financial Officer of Parent dated the Closing Date and certifying as to the matters set forth in Exhibit G.

                  (g) no material adverse change in the business, assets, condition (financial or otherwise) or results of operations of Parent and its subsidiaries taken as a whole shall have occurred; and

                  (h) the Company shall have the right to waive in writing any of the foregoing conditions precedent.

         SECTION 6.3 CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB TO EFFECT THE MERGER. The obligations of Parent and Merger Sub to effect the Merger shall be subject at the option of Parent and Merger Sub to the fulfillment at or prior to the Effective Time of the following conditions:

                  (a) the Company and each of the Company Shareholders shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of the Company and the Company Shareholders set forth in Article IV and IVA hereof, respectively, shall be true, correct and complete as of the Effective Time as if made as of such time other than representations or warranties that speak as of a particular date, which shall continue to be true, correct and complete as of such date, and except as contemplated or permitted by this Agreement; and at the Closing Parent and Merger Sub shall have received a certificate executed by the President of the Company and each Company Shareholder executing a counterpart signature page to this Agreement to the foregoing effects;

                  (b) no action, suit, claim, investigation or proceeding shall be pending or threatened against the Company or its properties and assets which, if adversely determined, could reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company;

                  (c) At the Closing, there shall be delivered to Parent and Merger Sub the opinion of Foley, Hoag & Eliot LLP, counsel for the Company and the Company Shareholders, dated the Closing Date, in form and substance satisfactory to Parent and Merger Sub and their counsel and substantially as set forth in Exhibit E:

                  (d) Parent shall have received an unqualified written opinion from Arthur Andersen, L.L.P., Parent's independent accountants, that both parties to the Merger are poolable and that the Merger qualifies as a "pooling of interests" under generally accepted accounting principles.

                  (e) the Company shall have received all Required Consents and all consents, authorizations or approvals from the governmental agencies, as well as all consents and waivers required under the Company's Restated Certificate of Incorporation in each case in form and substance satisfactory to Parent and Merger Sub and their counsel, and no such consent, authorization or approval shall have been withdrawn;

                  (f) all corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to Parent and Merger Sub and their counsel, and Parent and Merger Sub and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request;

                  (g) At or prior to the Closing, Parent shall have received copies of the following documents:

                        (i) (A) the Restated Certificate of Incorporation of the Company and each subsidiary, certified as of a recent date by the Secretary of State of the State of Delaware or a similar official in its jurisdiction of incorporation and (B) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company and each subsidiary, and listing all documents of the Company and each subsidiary on file with said Secretary.

                        (ii) A certificate of the Secretary of the Company dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the By-laws of the Company and each subsidiary as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the shareholders of the Company authorizing the execution, delivery and performance of this Agreement, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (C) that the Restated Certificate of Incorporation of the Company has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause
(i)(B) above; and (D) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii).

                        (iii) Such additional supporting documents and other information with respect to the operations and affairs of the Company as Parent and Merger Sub or their counsel reasonably may request.

                  (h) Parent shall be satisfied, in its sole discretion after consultation with its counsel, that the issuance of Parent Common Stock hereunder shall have been conducted in compliance with Regulation D of the Securities Act;

                  (i) The Company shall have furnished Parent with a true and complete copy of the audited balance sheets of the Company as of December 31, 1996 and December 31, 1997 and the audited statements of operations, shareholders' equity and cash flows for the twelve months ended December 31, 1996 and December 31, 1997 .

                  (j) The Company shall have delivered to Parent a properly executed statement satisfying the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3) in a form reasonably acceptable to Parent;

                  (k) No material adverse change in the business, assets, condition (financial or otherwise) or results of operations of the Company or any subsidiary shall have occurred since the date of this Agreement.

                  (l) Holders of Outstanding Company Shares representing at least ninety-five percent (95%) of the voting power of Company Shares entitled to approve the Merger and the form of this Agreement shall have executed and delivered the Company's Shareholders' Consent in favor of the transactions contemplated herein.

                  (m) Each of Mark Galvin, Reed Simpson and Steve Nickerson shall have executed an Employee Non-Disclosure, Invention and Covenant Not to Compete Agreement in substantially the form of Exhibit F.

                  (n) With respect to all payments that would constitute "excess parachute payments" (within the meaning of Section 280G of the Code) but for the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code, the Company shall obtain the shareholder approval described in Section 280G(b)(5)(B) of the Code so that such payments will not be nondeductible under Section 280G of the Code and will not be subject to the tax imposed under Section 4999 of the Code.

                  (o) Parent and Merger Sub shall have the right in their sole discretion to waive in writing any of the foregoing conditions precedent.

                  (p) Each Company Shareholder shall have executed a counterpart signature page to this Agreement and the Escrow Agreement for purposes of
Article IV, Article IV-A and Article VII.


                                   ARTICLE VII

             SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS;
                                 INDEMNIFICATION

         SECTION 7.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations, warranties and covenants of the Company, Company Shareholders, Parent and Merger Sub contained herein or in any schedule, document, written statement, certificate or other instrument referred to herein or in the Escrow Agreement shall survive the execution and delivery of this Agreement and the Escrow Agreement, any investigation by or on behalf of the Company, the Company Shareholders, Parent or Merger Sub, as the case may be, and the completion of the transactions contemplated hereby and shall terminate on the first anniversary of the Closing or, if sooner, the date of publication of audited financial statements of Parent for the fiscal year ending December 31, 1999 (the "INDEMNIFICATION TERMINATION DATE"); provided, however, that the aggregate liability of each Company Shareholder under the Escrow Agreement shall be limited as set forth in Section 1 of the Escrow Agreement; provided further, however, that nothing in this Agreement or the Escrow Agreement shall be deemed to limit any right or remedy for criminal activity or fraud, or to limit any right or remedy against a Company Shareholder for breaches of covenants or inaccuracies in any representations or warranties set forth in Section 4.18 or
Article IV-A hereof or the Registration Rights Agreement or for any expenses incurred by Parent in connection with the Merger and on behalf of the Company in excess of the limits set forth in Section 9.9 hereof.


                                  ARTICLE VIII

                        TERMINATION; AMENDMENT AND WAIVER

         SECTION 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

                  (a) By mutual written consent of Parent, Merger Sub and Company;

                  (b) By Parent or Merger Sub, if there has been a material breach of this Agreement on the part of the Company or any of the Company Shareholders with respect to any of their covenants, representations or warranties contained herein and such breach has not been cured by the earlier of the time scheduled for the Closing under Section 1.6 hereof or within 10 business days after written notice thereof from Parent or Merger Sub;

                  (c) By Company, or a Company Shareholder if there has been a material breach of this Agreement on the part of Parent or Merger Sub with respect to any of their covenants, representations or warranties contained herein and such breach has not been cured by the earlier of the time scheduled for the Closing under
Section 1.6 hereof or within 10 business days after written notice thereof from Company; or

                  (d) By Parent, Merger Sub or by Company if, at or before the Closing, any conditions set forth herein for the benefit of Parent, Merger Sub or Company, as the case may be, (i) shall not have been timely met or (ii) shall have become impossible to satisfy; or

                  (e) By Parent, Merger Sub or by Company if: (i) the Closing of the transactions contemplated by this Agreement shall not have occurred on or before May 15, 1999 or such later date as may have been agreed upon in writing by the parties hereto; provided, that the right to terminate this Agreement under this clause (i) shall not be available to any party if such party's breach of any representation, warranty or agreement contained in this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; (iii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental agency or entity which would make consummation of the Merger illegal; or (iv) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental agency or entity, which would (A) prohibit Parent's or the Company's ownership or operation of all or a material portion of the business of the Company, or compel Parent or the Company to dispose of or hold separate all or a material portion of the business or assets of the Company or Parent as a result of the Merger or (B) render Parent, Merger Sub or the Company unable to consummate the Merger.

         The party desiring to terminate this Agreement shall give written notice of such termination to the other parties.

         SECTION 8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become void and there shall be no liability on the part of either Parent, Merger Sub or the Company, except (i) the provisions of Section 5.2(c) hereof shall survive indefinitely; (ii) in the event this Agreement is terminated pursuant to Section 8.1(b), the reasonable, documented expenses incurred by the Parent on behalf of the Parent shall be paid by the Company; and (iii) in the event this Agreement is terminated pursuant to Section 8.1(c), the reasonable, documented expenses incurred by the Company on behalf of the Company shall be paid by Parent. All payments pursuant to this section shall be made within 30 days of a written claim.

         SECTION 8.3 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of the Company, a majority of the Company Shareholders and the Parent.

         SECTION 8.4 WAIVER. At any time prior to the Effective Time, the Company and Parent may (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of the party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE IX

                               GENERAL PROVISIONS

         SECTION 9.1 BROKERS. Except for NationsBanc Montgomery Securities LLC, neither the Company nor the Company Shareholders have retained any investment banker, broker, finder or other intermediary to act on behalf of such party and who may be entitled to a fee or commission from the Parent or the Company, or any affiliate thereof, in connection with, or upon consummation of, the transactions contemplated by this Agreement.

         SECTION 9.2 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given if delivered in person, by overnight courier, electronic facsimile or telex (and shall be deemed to have been duly given on the date of delivery if so given), or by first class mail (postage prepaid) (and shall be deemed to have been duly given the second business day after the date of the postmark if so given) to the respective parties as follows:

         If to Parent or Merger Sub:

                  Excel Switching Corporation
                  255 Independence Drive
                  Hyannis, MA  02601

         If to the Company:

                  RAScom, Inc.
                  5 Industrial Way
                  Salem, NH  03070


         If the Indemnification Representative:

                  Mark Galvin
                  RAScom, Inc.
                  5 Industrial Way
                  Salem, NH 03079
                  Telephone: (603) 870-4222
                  Facsimile: (603) 898-4242

         If the Indemnification Escrow Agent:

                  State Street Bank and Trust
                  Two International Place
                  Boston, MA 02110
                  Attn: Corporate Trust Department

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of changes of address shall only be effective upon receipt.

         SECTION 9.3 SUBSIDIARIES. When a reference is made in this Agreement to subsidiaries of Parent or the Company, the word "SUBSIDIARIES" means any corporation or other entity of which voting securities possessing voting power sufficient to elect a majority of the Board of Directors or similar body are, at the time which any determination is being made, beneficially owned by Parent or Company, as the case may be.

         SECTION 9.4 HEADINGS. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision hereof.

         SECTION 9.5 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, including the Parent and Company Disclosure Schedules, the Escrow Agreement and the Registration Rights Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof. This Agreement shall not be assigned by operation of law or otherwise.

         SECTION 9.6 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 9.7 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect, provided that enforcement of such other provisions in the absence of the invalid or unenforceable provisions does not deprive either the Company, the Company Shareholders or Parent of the benefit of the bargain.

         SECTION 9.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and same Agreement.

         SECTION 9.9 EXPENSES. Except as provided in Section 8.2, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by Parent if such costs and expenses were incurred on behalf of Parent, its shareholders or Merger Sub and by the Company Shareholders if such costs and expenses were incurred on behalf of the

Company or the Company Shareholders; all fees and expenses of Arthur Andersen, L.L.P. shall be deemed to be incurred on behalf of Parent. If the Merger is consummated, Parent shall pay (i) the reasonable, documented expenses incurred by the Company for accountants and attorneys incurred on behalf of the Company and in connection with the Merger up to a maximum amount not to exceed $125,000, and (ii) the fee of NationsBanc Montgomery Securities LLC in connection with the Merger, which fee shall be $750,000; provided, any amounts in excess of such $125,000 or $750,000 amount, as applicable, shall be borne by the Company Shareholders and not the Company, Merger Sub or Parent and shall be paid in full at the Closing. To the extent such expenses in excess of $875,000 become a liability or debt of the Company, Merger Sub or Parent, such excess shall be offset against the Indemnification Escrow Shares. Except as provided in Section 8.2, in the event the Merger is not consummated, all costs and expenses incurred by the Company shall be paid by the Company.

         SECTION 9.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         IN WITNESS WHEREOF, Parent, Merger Sub, the Company, the Company Shareholders and the Indemnification Representative have caused this Agreement to be signed by their respective officers thereunto duly authorized, and their respective seals to be affixed hereto, as of the date first written above.


                                         EXCEL SWITCHING CORPORATION

                                         By:  /s/ Robert P. Madonna
                                              -----------------------------
                                         Title: President and Chief
                                                Executive Officer
                                                ---------------------------


                                         RACEPOINT ACQUISITION CORPORATION

                                         By:  /s/ Robert P. Madonna
                                              -----------------------------
                                         Title: President
                                                ---------------------------


                                         RASCOM, INC.

                                         By:  /s/ Mark B. Galvin
                                              -----------------------------
                                         Title: President
                                                ---------------------------


                                         /s/ Mark B. Galvin
                                         ----------------------------------
                                         Name:  Mark B. Galvin
                                         as Indemnification Representative


                                         Company Shareholders:




                                         /s/ Mark B. Galvin
                                         ----------------------------------
                                         Mark Galvin
                                         Address:  69 Indian Ridge Road
                                                   East Hempstead, NH  03826

                                         /s/ Aaron A. Galvin
                                         /s/ Frayda Galvin
                                         ----------------------------------
                                         Aaron A. Galvin and Frayda Galvin
                                         Address:  130 Mt. Auburn Street
                                                   Cambridge, MA  02138


                                         /s/ Allan M. Kline
                                         ----------------------------------
                                         Allan M. Kline
                                         Address:  34 Philips Road
                                                   Sudbury, MA  01776


                                         /s/ Allen A. Hauf
                                         ----------------------------------
                                         Allen A. Hauf
                                         Address:  60 Brucewood East
                                                   Acton, MA  01720


                                         /s/ Arnold B. Denton
                                         ----------------------------------
                                         Arnold B. Denton
                                         Address:  36 The Garrison
                                                   Dover, NH  03820


                                         /s/ C.W. Dick
                                         ----------------------------------
                                         C.W. Dick
                                         Address:  19 Thoreau Circle
                                                   Beverly, MA  01915


                                         CHARLES RIVER PARTNERSHIP VII
                                         1000 Winter Street, Suite 3300
                                         Waltham, MA 02154


                                         By: /s/ Michael Zak
                                             ------------------------------
                                         Title: General Partner
                                                ---------------------------


                                         /s/ Chris Carroll
                                         ----------------------------------
                                         Chris Carroll
                                         Address:  120 Gray Street
                                                   North Andover, MA  01845

                                         /s/ Dennis A. Kirshy
                                         ----------------------------------
                                         Dennis A. Kirshy
                                         Address:  26 Cart Path Road
                                                   Weston, MA  02193


                                         /s/ Edward J. Los
                                         ----------------------------------
                                         Edward J. Los
                                         Address:  7 Cheyenne Drive
                                                   Nashua, NH  03063


                                         FIRST ALBANY CORPORATION
                                         CUSTODIAN FBO JAMES C. SCHWALBE IRA
                                         7 Carousel Court
                                         Londonderry, NH  03053


                                         By:  /s/ Matthew Hurley
                                              -----------------------------
                                         Title: Supervisor
                                                ---------------------------

                                         By:  /s/ Scott Perkins
                                              -----------------------------
                                         Title: Guarantor
                                                ---------------------------


                                         /s/ Geoffrey Devin
                                         ----------------------------------
                                         Geoffrey Devine
                                         Address:  P.O. Box 233
                                                   Salem, NH  03079


                                         /s/ Gerald A. Friesen
                                         ----------------------------------
                                         Gerald A. Friesen
                                         Address:  1300 Chinquapin Road
                                                   Churchville, PA 18966


                                         /s/ Gilbert M. Kaufman
                                         ----------------------------------
                                         Gilbert M. Kaufman
                                         Address:  19 Grist Mill Road
                                                   Acton, MA  01720

                                         HARBOURVEST PARTNERS V -
                                         DIRECT FUND L.P.
                                         One Financial Center
                                         Boston, MA  02109

                                         By: HVP V - Direct Associates L.L.C.
                                         Its: General Partner

                                         By: Harbour Vest Partners, LLC
                                         Its: Managing Member

                                         By:  /s/ Ofer Nemerovsky
                                              -----------------------------
                                         Title: Managing Director
                                                ---------------------------


                                         /s/ Harry Newton
                                         ----------------------------------
                                         Harry Newton
                                         Address:  12 West 21st Street
                                                   New York, NY  10010


                                         INTERSTOCK ANSTALT
                                         Herrengasse 21
                                         P.O. Box 339
                                         FL-9490 Vaduz
                                         LICHTENSTEIN

                                         By: /s/ Heimo Quaderer
                                             /s/ Edith Hueppi
                                            -------------------------------
                                         Title: Directors
                                               ----------------------------


                                         /s/ James C. Schwalbe
                                         ----------------------------------
                                         James C. Schwalbe
                                         Address:


                                         /s/ Jeffery S. Basile
                                         ----------------------------------
                                         Jeffery S. Basile
                                         Address:  24 Southgate Road
                                                   Hollis, NH  03049


                                         /s/ Joseph C. Genovese
                                         ----------------------------------
                                         Joseph C. Genovese
                                         Address:  24 Mill Street
                                                   Lincoln, MA  01773

                                         /s/ Joseph H. Reilly
                                         ----------------------------------
                                         Joseph H. Reilly
                                         Address:  41 Pilgrim Street, #201
                                                   Cambridge, MA  03087


                                         /s/ Kathryn Barrie
                                         ----------------------------------
                                         Kathryn Barrie
                                         Address:  277 Harrantis Lake Road
                                                   Chester, NH  03036


                                         /s/ Kenneth M. Stess
                                         ----------------------------------
                                         Kenneth M. Stess
                                         Address:  26 Chandler Drive
                                                   Atkinson, NH  03811


                                         /s/ Kevin D. Smith
                                         /s/ Kathryn B. Smith
                                         ----------------------------------
                                         Kevin D. and Kathryn B. Smith
                                         Address:  15 Varley Drive
                                                   Hanata, Ontario K2K 1E7
                                                   CANADA


                                         /s/ Kevin Dick
                                         ----------------------------------
                                         Kevin Dick
                                         Address:  37 Riverdale Avenue
                                                   Bradford, MA  01835


                                         /s/ Kimberly A. Ward
                                         ----------------------------------
                                         Kimberly A. Ward
                                         Address:  6 Harmony Drive
                                                   Londonderry, NH  03053

                                         LE SERRE
                                         c/o Frank M. Polestra
                                         Ascent Venture Management, Inc.
                                         60 State Street, 19th Floor
                                         Boston, MA  02109


                                         By: /s/ Frank Polestra
                                             ------------------------------
                                         Title: Partner
                                                ---------------------------


                                         /s/ Leigh Michl
                                         ----------------------------------
                                         Leigh Michl
                                         Address:  74 Cherry Brook Road
                                                   Weston, MA  02193


                                         /s/ Louis Piazza
                                         ----------------------------------
                                         Louis Piazza
                                         Address:  11 Carter Lane
                                                   Andover, MA  01810


                                         /s/ Marcia Haskel
                                         ----------------------------------
                                         Marcia Haskel
                                         Address:  8 Ivanhoe Lane
                                                   Andover, MA  01810


                                         /s/ Margo Bik
                                         /s/ Nicholas Bik
                                         ----------------------------------
                                         Margo and Nicholas Bik
                                         Address:  132 Farm Street
                                                   Balckstone, MA  01504


                                         /s/ Michael Barza
                                         ----------------------------------
                                         Michael Barza
                                         Address:  46 Tudor Road
                                                   Chestnut Hill, MA  02167


                                         /s/ Michael J. Wood
                                         ----------------------------------
                                         Michael J. Wood
                                         Address:  11 Lori Road
                                                   Derry, NH  03038

                                         /s/ Mitchel Sayare
                                         /s/ Susan E. Whitehead
                                         ----------------------------------
                                         Mitchel Sayare and Susan E. Whitehead
                                         Address:  15 Woodcliff Avenue
                                                   Wellesley, MA  02181


                                         /s/ Naresh C. Parmer
                                         ----------------------------------
                                         Naresh C. Parmer
                                         Address:  36 Adelman Road
                                                   Billerica, MA  01821


                                         /s/ Peter Livingstone
                                         ----------------------------------
                                         Peter Livingstone
                                         Address:  2 Elmwood Avenue, Apt. 35
                                                   Winchester, MA  01890


                                         /s/ Peter S. Rood
                                         ----------------------------------
                                         Peter S. Rood
                                         Address:  6 High Ridge Road
                                                   Franklin, MA  02038


                                         /s/ Philip Arrigo
                                         /s/ Frances Arrigo
                                         ----------------------------------
                                         Philip Arrigo and Frances Arrigo
                                         Address:  74 Governor Dinsmore
                                                   Windham, NH  03087


                                         PCC TRANSFER LIMITED
                                         PARTNERSHIP
                                         60 State Street, 19th Floor
                                         Boston, MA 02109


                                         By: /s/ Frank Polestra
                                             ------------------------------
                                         Title: Manager
                                                ---------------------------

                                         PIONEER VENTURES LIMITED
                                         PARTNERSHIP II
                                         60 State Street
                                         Boston, MA  02109


                                         By: /s/ Frank Polestra
                                             ------------------------------
                                         Title: President
                                                ---------------------------


                                         /s/ R. Stephen Cheheyl
                                         ----------------------------------
                                         R. Stephen Cheheyl
                                         Address:  130 Lane's End
                                                   Concord, MA  01742


                                         /s/ Reid L. Simpson
                                         ----------------------------------
                                         Reid L. Simpson
                                         Address:  141 Greenwood Road
                                                   Andover, MA  01810


                                         /s/ Robert J. Grochmal
                                         ----------------------------------
                                         Robert J. Grochmal
                                         Address:  6 Independence Avenue
                                                   Derry, NH  03038


                                         /s/ Robert J. Grochmal
                                         /s/ Debra A. Grochmal
                                         ----------------------------------
                                         Robert J.Grochmal and Debra A.Grochmal,
                                         JTWROS
                                         Address:  6 Independence Avenue
                                                   Derry, NH  03038

                                         /s/ Rodger P. Nordblom
                                         ----------------------------------
                                         Rodger P. Nordblom
                                         Address:  c/o Nordblom Company
                                                   31 Third Avenue
                                                   Brighton, MA  01803


                                         /s/ Ron Pullis
                                         ----------------------------------
                                         Ron Pullis
                                         Address:  42527 S.E. 175th Place
                                                   North Bend, WA  98045


                                         /s/ Rubin Gruber
                                         ----------------------------------
                                         Rubin Gruber
                                         Address:  709 Sudbury Road
                                                   Concord, MA  01742


                                         /s/ Stefan Gieseler
                                         ----------------------------------
                                         Stefan Gieseler
                                         Address:  Erbstollen 8A
                                                   44797 Bochum
                                                   GERMANY


                                         /s/ Steven A. Mulawski
                                         ----------------------------------
                                         Steven A. Mulawski
                                         Address:  6 Virginia Road
                                                   Tyngsboro, MA  01879


                                         SVE STAR VENTURES ENTERPRISES NO. V,
                                         a German Civil Law Partnership
                                         (with Limitation of Liability)
                                         Possart Strasse 9
                                         D-81679 Munich
                                         GERMANY

                                         By: SVM Star Ventures
                                         Managementgesellschaft mbH Nr. 3
                                         Its: Managing Partner

                                         By: /s/ Meir Barel
                                             ------------------------------
                                         Title: Managing Director
                                                ---------------------------

                                         SVM STAR VENTURES
                                         MANAGEMENTGESELLSCHAFT MBH
                                         Nr. 3 & Co. KG
                                         Possart Strasse 9
                                         D-81679 Munich
                                         GERMANY

                                         By: SVM Star Ventures
                                         Managementgesellschaft mbH Nr. 3
                                         Its:  Managing Partner

                                         By: /s/ Meir Barel
                                             ------------------------------
                                         Title: Managing Partner
                                                ---------------------------


                                         /s/ Terry R. Young
                                         ----------------------------------
                                         Terry R. Young
                                         Address:  4 Aiken Street
                                                   Derry, NH  03038


                                         THE MHF SYLVAN FUND
                                         63 Sylvan Lane
                                         Weston, MA 02193


                                         By: /s/ Edward Saxe
                                             ------------------------------
                                         Title: Trustee
                                                ---------------------------


                                         /s/ Thomas W. Mullaney, Jr.
                                         ----------------------------------
                                         Thomas W. Mullaney, Jr.
                                         Address:  11 Seaview Drive
                                                   Newbury, MA  01951


                                         /s/ Warren J. Maxwell
                                         ----------------------------------
                                         Warren J. Maxwell
                                         Address:  72 High Road
                                                   Newbury, MA  01951

                                         WATERLINE CAPITAL, LLC
                                         c/o Alexander M. Levine
                                         790 Boylston Street
                                         Boston, MA  02199

                                         By: /s/ Alexander M. Levine
                                             ------------------------------
                                         Title: Managing Director
                                                ---------------------------


                                         /s/ Richard Hannapel
                                         ----------------------------------
                                         Richard Hannapel
                                         Address:


                                         /s/ Joseph A. Keelan
                                         ----------------------------------
                                         Joseph A. Keelan
                                         Address:  139 Plain Road
                                                   Westford, MA  01886


                                         CASSIE DALTON STESS TRUST
                                         c/o Kenneth Stess

                                         By: /s/ Kenneth Stess
                                             ------------------------------
                                         Title: Trustee
                                                ---------------------------

In accordance with Item 601 (b)(2) of Regulation S-K, the Schedules and certain Exhibits to this Agreement have not been filed. Specifically, the Parent Disclosure Schedule and the Company Disclosure Schedule (as those terms are defined in the Merger Agreement) have been omitted. The omitted schedules principally contain disclosure information with respect to Excel and RAScom which supplement both Excel's and RAScom's representations and warranties and consist of, among other things, various corporate matters, financial matters, liabilities, properties, employee matters, material contracts, and other matters. In addition, Exhibit A (Certificate of Merger), Exhibit C (Form of Opinion to be issued by Testa, Hurwitz & Thibeault, LLP), Exhibit E (Form of Opinion to be issued by Foley, Hoag & Eliot LLP), Exhibit F (Form of Employee Non Disclosure, Invention & Covenant Not to Compete Agreement) and Exhibit G (Form of Representation by President or Chief Financial Officer of Excel) have been omitted. Exhibit G contains representations of Excel concerning certain tax matters. The Registrant hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.